EXHIBIT 10.1

DYNEGY NORTHEAST GENERATION, INC. SAVINGS INCENTIVE PLAN

As Amended and Restated

Effective January 1, 2004

DYNEGY NORTHEAST GENERATION, INC. SAVINGS INCENTIVE PLAN

W I T N E S S E T H :

WHEREAS, Dynegy Northeast Generation, Inc., an Illinois corporation, has heretofore adopted the DYNEGY NORTHEAST GENERATION, INC. SAVINGS INCENTIVE PLAN, hereinafter referred to as the “Plan,” for the benefit of its eligible employees; and

WHEREAS, the Dynegy Northeast Generation, Inc. desires to restate the Plan, intending thereby to provide an uninterrupted and continuing program of benefits;

NOW, THEREFORE, the Plan is hereby restated in its entirety as follows with no interruption in time, effective as of January 1, 2004, except as otherwise indicated herein:

(i)

	1.3	Headings	6
	1.4	Construction	6
II.			7
	Participation		7
	2.1	Eligibility	7
	2.2	Participation	7
	2.3	Correction for Erroneous Inclusion of Employee	7
III.			8
	Contributions		8
	3.1	Before-Tax Contributions	8
	3.2	After-Tax Contributions	9
	3.3	Employer Matching Contributions	10
	3.4	Employer Safe Harbor Contributions	10
	3.5	Restrictions on Employer Matching Contributions and After-Tax Contributions	10
	3.6	Return of Contributions	11
	3.7	Disposition of Excess Deferrals and Excess Contributions	11
	3.8	Rollover Contributions	12
	3.9	Catch-Up Contributions	13
IV.			14
	Allocations and Limitations		14
	4.1	Allocation of Contributions	14
	4.2	Application of Forfeitures	15
	4.3	Valuation of Accounts	15
	4.4	Limitations and Corrections	15
V.			19
	Investment Funds		19
	5.1	Investment of Accounts	19
	5.2	Pass-Through Voting and Other Rights with Respect to Company Stock	19
VI.			21
	Retirement Benefits		21
VII.			22
	Disability Benefits		22
	7.1	Disability Benefits	22
	7.2	Total and Permanent Disability Determined	22
VIII.			23
	Pre-Retirement Termination Benefits and Determination of Vested Interest		23
	8.1	No Benefits Unless Herein Set Forth	23
	8.2	Pre-Retirement Termination Benefit	23
	8.3	Determination of Vested Interest	23
IX.			24
	Death Benefits		24
	9.1	Death Benefits	24
	9.2	Designation of Beneficiaries	24
X.			26
	Time and Form of Payment of Benefits		26
	10.1	Determination of Benefit Commencement Date	26
	10.2	Form of Payment and Payee	27
	10.3	Direct Rollover Election	27
	10.4	Unclaimed Benefits	27
	10.5	Minimum Distribution Requirements	27

(ii)

XI.			33
	In-Service Withdrawals		33
	11.1	In-Service Withdrawals	33
	11.2	Restriction on In-Service Withdrawals	34
XII.			35
	Loans		35
	12.1	Eligibility for Loan	35
	12.2	Maximum Loan	35
	12.3	Minimum Requirements for Loans	35
	12.4	Accounting for Loans	36
	12.5	Interest and Security	36
	12.6	Repayment Terms of Loan	36
	12.7	Operation of Article	37
XIII.			38
	Administration of the Plan		38
	13.1	General Administration of the Plan	38
	13.2	Records and Procedures	38
	13.3	Meetings	38
	13.4	Self-Interest of Participants	38
	13.5	Compensation and Bonding	38
	13.6	Committee Powers and Duties	38
	13.7	Employer to Supply Information	40
	13.8	Temporary Restrictions	40
	13.9	Indemnification	40
	13.10	Claims Review	40
XIV.			41
	Trustee and Administration of Trust Fund		41
	14.1	Trust Agreement	41
	14.2	Payment of Expenses	41
	14.3	Trust Fund Property	41
	14.4	Distributions from Participants’ Accounts	41
	14.5	Payments Solely from Trust Fund	41
	14.6	No Benefits to the Employer	42
XV.			43
	Fiduciary Provisions		43
	15.1	Article Controls	43
	15.2	General Allocation of Fiduciary Duties	43
	15.3	Fiduciary Duty	43
	15.4	Delegation and Allocation of Fiduciary Duties	43
	15.5	Investment Manager	44
XVI.			45
	Amendments		45
	16.1	Right to Amend	45
	16.2	Limitation on Amendments	45
XVII.			46
	Discontinuance of Contributions, Termination, Partial Termination, and Merger or Consolidation		46
	17.1	Right to Discontinue Contributions, Terminate, or Partially Terminate	46
	17.2	Procedure in the Event of Discontinuance of Contributions, Termination, or Partial Termination	46
	17.3	Merger, Consolidation, or Transfer	46
XVIII.			47

(iii)

	Participating Employers		47
	18.1	Participation and Designation of Other Employers	47
	18.2	Single Plan	47
XIX.			48
	Miscellaneous Provisions		48
	19.1	Not Contract of Employment	48
	19.2	Alienation of Interest Forbidden	48
	19.3	Uniformed Services, Employment and Reemployment Rights Act Requirements	48
	19.4	Payments to Minors and Incompetents	48
	19.5	Acquisition and Holding of Company Stock	48
	19.6	Power of Attorney Designations	49
	19.7	Participant’s and Beneficiary’s Address	49
	19.8	Incorrect Information, Fraud, Concealment, or Error	49
	19.9	Severability	49
	19.10	Jurisdiction	49
XX.			50
	Top-Heavy Status		50
	20.1	Article Controls	50
	20.2	Definitions	50
	20.3	Top-Heavy Status	51
	20.4	Termination of Top Heavy Status	52
	20.5	Effect of Article	53

(iv)

I.

Definitions and Construction

1.1 Definitions. Where the following words and phrases appear in the Plan, they shall have the respective meanings set forth below, unless their context clearly indicates to the contrary.

(1)	Account(s): A Participant’s After-Tax Account, Before-Tax Account, Employer Contribution Account, Employer Safe Harbor Contribution Account and/or Rollover Contribution Account, including the amounts credited thereto and any subaccounts thereof.

(2)	Act: The Employee Retirement Income Security Act of 1974, as amended.

(3)	After-Tax Account: An individual account for each Participant which is credited with his After-Tax Contributions. Such Account shall also be adjusted to reflect changes in value as provided in Section 4.3.

(4)	After-Tax Contributions: Contributions made to the Plan by a Participant in accordance with Section 3.2.

(5)	Before-Tax Account: An individual account for each Participant which is credited with the Before-Tax Contributions made by the Employer on such Participant’s behalf, as adjusted to reflect changes in value as provided in Section 4.3.

(6)	Before-Tax Contributions: Contributions made to the Plan by the Employer on a Participant’s behalf in accordance with the Participant’s elections to defer Compensation under the Plan’s qualified cash or deferred arrangement as described in Section 3.1.

(7)	Benefit Commencement Date: The date such Participant’s or beneficiary’s benefit is paid to him from the Trust Fund as determined in accordance with Section 10.1.

(8)	Code: The Internal Revenue Code of 1986, as amended.

(9)	Committee: The Dynegy Inc. Benefit Plans Committee.

(10)	Company: Dynegy Inc., an Illinois corporation.

(11)	Company Stock: The Class A common stock, without par value, of the Company.

(12)	Company Stock Fund: The Investment Fund established to invest primarily in Company Stock.

(13)	Compensation: The base pay (excluding all overtime, bonuses and other payments) paid by the Employer to or for the benefit of a Participant for services rendered or labor performed for the Employer while a Participant and an Eligible Employee. In determining base pay, the following shall be included, namely, elective contributions made on a Participant’s behalf by the Employer that are not includible in income under section 125, section 402(e)(3), or section 402(h), of the Code and any amounts that are not includible in the gross income of a Participant under a salary reduction agreement by reason of the application of section 132(f) of the Code. The Compensation of any Participant taken into account for purposes of the Plan shall be limited to $205,000 for any Plan Year with such limitation to be: adjusted automatically to reflect any amendments to section 401(a)(17) of the Code and any cost-of-living increases authorized by section 401(a)(17) of the Code.

(14)	Controlled Entity: Each corporation that is a member of a controlled group of corporations, within the meaning of section
414(b) of the Code, of which the Employer is a member, each trade or business (whether or not incorporated) with which the Employer is under common control within the meaning of section 414(c) of the Code, and each member of an affiliated service group, within the meaning of section 414(m) of the Code, of which the Employer is a member.

(15)	Direct Rollover: A payment by the Plan to an Eligible Retirement Plan designated by a Distributee.

(16)	Directors: The Board of Directors of the Company.

(17)	Distributee: Each (A) Participant entitled to an Eligible Rollover Distribution, (B) Participant’s surviving spouse with respect to the interest of such surviving spouse in an Eligible Rollover Distribution, and (C) former spouse of a Participant who is an alternate payee under a qualified domestic relations order, as defined in section 414(p) of the Code, with regard to the interest of such former spouse in an Eligible Rollover Distribution.

(18)	Effective Date: January 1, 2004, as to this restatement of the Plan, except (A) as otherwise indicated in specific provisions of the Plan, and (B) that provisions of the Plan required to have an earlier effective date by applicable statute and/or regulation shall be effective as of the required effective date in such statute and/or regulation.

(19)	Eligible Employee: Each Employee other than (A) an Employee whose terms and conditions of employment are governed by a collective bargaining agreement, unless such agreement provides for his coverage under the Plan, (B) a nonresident alien, (C) an Employee who is a Leased Employee or who is designated, compensated, or otherwise classified by the Employer as a Leased Employee, and (D) an individual who is deemed to be an Employee pursuant to Treasury regulations issued under section 414(o) of the Code. Notwithstanding any provision of the Plan to the contrary, no individual who is designated, compensated, or otherwise classified or treated by the Employer as an independent contractor or other non-common law employee shall be eligible to become a Participant in the Plan. It is expressly intended that individuals not treated as common law employees by the Employer are to be excluded from Plan participation even if a court or administrative agency determines that such individuals are common law employees.

(20)	Eligible Retirement Plan: Any of (A) an individual retirement account described in section 408(a) of the Code, (B) an individual retirement annuity described in section 408(b) of the Code, (C) an annuity plan described in section 403(a) of the Code, (D) a qualified plan described in section 401(a) of the Code, which under its provisions does, and under applicable law may, accept a Distributee’s Eligible Rollover Distribution, (E) an annuity contract described in section 403(b) of the Code, and (F) an eligible plan under section 457(b) of the Code which is maintained by a state, political subdivision of a state, or agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for the amounts transferred into such plan from the Plan. The definition of Eligible Retirement Plan shall also apply in the case of a distribution to a surviving spouse or to a spouse or former spouse who is an alternate payee under a qualified domestic relations order, as defined in section 414(p) of the Code.

(21)	Eligible Rollover Distribution: With respect to a Distributee, any distribution of all or any portion of the Accounts of a Participant other than (A) a distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee’s designated beneficiary or for a specified period of ten years or more, (B) a distribution to the extent such distribution is required under section 401(a)(9) of the Code, (C) the portion of a distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities), (D) a loan treated as a distribution under section 72(p) of the Code and not excepted by section 72(p)(2), (E) a loan in default that is a deemed distribution, (F) any corrective distribution provided in Sections 3.7 and 4.4(b), (G) a distribution pursuant to Section 11.1(c), and (H) any other distribution so designated by the Internal Revenue Service in revenue rulings, notices, and other guidance of general applicability. Notwithstanding the foregoing or any other provision of the Plan, a portion of a distribution shall not fail to be an Eligible Rollover Distribution merely because the portion consists of after-tax employee contributions which are not includible in gross income; provided, however, that such portion may be transferred only to an individual retirement account or annuity described in section 408(a) or (b) of the Code or to a qualified defined contribution plan described in section 401(a) or 403(a) of the Code that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.

(22)	Eligible Surviving Spouse: (A) In the case of a Participant who is living on his Benefit Commencement Date, the spouse to whom a deceased Participant was married on his Benefit Commencement Date and (B) in the case of a Participant who dies before his Benefit Commencement Date, the spouse to whom a deceased Participant was married on the date of his death.

(23)	Employee: Each (A) individual employed by the Employer and (B) Leased Employee.

(24)	Employer: Dynegy Northeast Generation, Inc. and each other entity that is designated to participate in the Plan pursuant to the provisions of Article XVIII. The Company is not an Employer.

(25)	Employer Contribution Account: An individual account for each Participant, which is credited with the Employer Matching Contributions made on such Participant’s behalf pursuant to Section 3.3, as adjusted to reflect changes in value as provided in Section 4.3.

(26)	Employer Contributions: The total of Employer Matching Contributions and Employer Safe Harbor Contributions.

(27)	Employer Matching Contributions: Contributions made to the Plan by the Employer pursuant to Section 3.3.

(28)	Employer Safe Harbor Contribution Account: An individual account for each Participant which is credited with the Employer Safe Harbor Contributions, if any, made on such Participant’s behalf pursuant to Section 3.4 or Section 3.5, as adjusted to reflect changes in value as provided in Section 4.3.

(29)	Employer Safe Harbor Contributions: Contributions made to the Plan by the Employer pursuant to Section 3.4.

(30)	Highly Compensated Employee: Each Employee who performs services during the Plan Year for which the determination of who is highly compensated is being made (the “Determination Year”) and who:

(a) is a five-percent owner of the Employer (within the meaning of section 416(i)(1)(A)(iii) of the Code) at any time during the Determination Year or the twelve-month period immediately preceding the Determination Year (the “Look-Back Year”); or

(b) For the Look-Back Year

(1) receives compensation (within the meaning of section 414(q)(4) of the Code; “compensation” for purposes of this Paragraph) in excess of $90,000 (with such amount to be adjusted automatically to reflect any cost-of-living adjustments authorized by section 414(q)(1) of the Code) during the Look-Back Year; and

(2) if the Committee elects the application of this clause in such Look-Back Year, is a member of the top 20% of Employees for the Look-Back Year (other than Employees described in section 414(q)(5) of the Code) ranked on the basis of compensation received during the year.

For purposes of the preceding sentence, (i) all employers aggregated with the Employer under section 414(b), (c), (m), or (o) of the Code shall be treated as a single employer and (ii) a former Employee who had a separation year (generally, the Determination Year such Employee separates from service) prior to the Determination Year and who was an active Highly Compensated Employee for either such separation year or any Determination Year ending on or after such Employee’s fifty-fifth birthday shall be deemed to be a Highly Compensated Employee. To the extent that the provisions of this Paragraph are inconsistent or conflict with the definition of a “highly compensated employee” set forth in section 414(q) of the Code and the Treasury regulations thereunder; the relevant terms and provisions of section 414(q) of the Code and the Treasury regulations thereunder shall govern and control.

(31)	Investment Fund: Investment funds made available from time to time for the investment of Plan assets as described in Article V.

(32)	Leased Employee: Each person who is not an employee of the Employer or a Controlled Entity but who performs services for the Employer or a Controlled Entity pursuant to an agreement (oral or written) between the Employer or a Controlled Entity and any leasing organization, provided that (A) such person has performed such services for the Employer or a Controlled Entity or for related persons (within the meaning of section 144(a)(3) of the Code) on a substantially full-time basis for a period of at least one year and (B) such services are performed under primary direction or control by the Employer or a Controlled Entity.

(33)	Normal Retirement Date: The date a Participant attains the age of sixty-five.

(34)	Participant: Each individual who (A) has met the eligibility requirements for participation in the Plan pursuant to Article II, or (B) has made a Rollover Contribution in accordance with Section 3.8, but only to the extent provided in Section 3.8. For purposes of Article V and Section 19.6 only, the beneficiary of a deceased Participant and any alternate payee under a qualified domestic relations order (as defined in section 19.2) shall have the rights of a Participant.

(35)	Plan: The Dynegy Northeast Generation, Inc. Savings Incentive Plan, as amended from time to time.

(36)	Plan Year: The twelve-consecutive month period commencing January 1 of each year.

(37)	Rollover Contribution Account: An individual account for a Participant which is credited with the Rollover Contributions of such Participant, as adjusted to reflect such Account’s changes in value as provided in Section 4.3.

(38)	Rollover Contributions: Contributions made by an Eligible Employee pursuant to Section 3.8.

(39)	Trust: The trust(s) established under the Trust Agreement(s) to hold and invest contributions made under the Plan and income thereon, and from which the Plan benefits are distributed.

(40)	Trust Agreement: The agreement(s) entered into between the Company and the Trustee establishing the Trust, as such agreement(s) may be amended from time to time.

(41)	Trust Fund: The funds and properties held pursuant to the provisions of the Trust Agreement for the use and benefit of the Participants, together with all income, profits, and increments thereto.

(42)	Trustee: The trustee or trustees qualified and acting under the Trust Agreement at any time.

1.2 Number and Gender. Wherever appropriate herein, words used in the singular shall be considered to include the plural and words used in the plural shall be considered to include the singular. The masculine gender, where appearing in the Plan, shall be deemed to include the feminine gender.

1.3 Headings. The headings of Articles and Sections herein are included solely for convenience, and if there is any conflict between such headings and the text of the Plan, the text shall control.

1.4 Construction. It is intended that the Plan be qualified within the meaning of section 401(a) of the Code and that the Trust be tax exempt under section 501(a) of the Code, and all provisions herein shall be construed in accordance with such intent.

II.

Participation

2.1 Eligibility. On or after the Effective Date, each Eligible Employee shall be eligible to become a Participant as soon as administratively feasible following his employment as an Eligible Employee. Notwithstanding the foregoing:

(a) An individual who was a Participant in the Plan on the day prior to the Effective Date shall remain a Participant of this restatement thereof as of the Effective Date;

(b) An Employee who has not become a Participant in the Plan because he was not an Eligible Employee shall be eligible to become a Participant in the Plan as soon as administratively feasible following his becoming an Eligible Employee as a result of a change in his employment status; and

(c) A Participant who ceases to be an Eligible Employee but remains an Employee shall continue to be a Participant but, on and after the date he ceases to be an Eligible Employee, he shall no longer be entitled to defer Compensation hereunder, make contributions to the Plan, or share in allocations of Employer Contributions unless and until he shall again become an Eligible Employee.

2.2 Participation. Participation in the Plan is voluntary. By electing to make contributions to the Plan, a Participant agrees to be bound by the terms and conditions of the Plan. Any Eligible Employee may become a Participant by following the procedures prescribed by the Committee within the time limits prescribed by the Committee. Any Eligible Employee who does not become a Participant upon becoming eligible pursuant to Section 2.1 may become a Participant in subsequent payroll periods by timely following the procedures prescribed by the Committee.

2.3 Correction for Erroneous Inclusion of Employee. If in any Plan Year, any Employee who should be omitted as a Participant is erroneously included and discovery of such inclusion is not made until after a contribution has been made and allocated, any erroneous Before-Tax Contributions, After-Tax Contributions and attributable earnings thereon will be returned to the Employee as soon as practicable after the discovery of the error. Any Employer Contributions (an any earnings thereon) shall be forfeited as soon as practicable after the discovery of the error.

III.

Contributions

3.1 Before-Tax Contributions.

(a) A Participant may elect to defer by payroll salary reduction an integral percentage of not less than 1% (or such other percentage as may be established by the Committee from time to time) of his Compensation by having the Employer contribute the amount so deferred to the Plan. A Participant’s election to defer an amount of his Compensation pursuant to this Section shall be made by authorizing his Employer, in the manner prescribed by the Committee, to reduce his Compensation, in the elected amount and the Employer, in consideration thereof, agrees to contribute an equal amount to the Plan. The Compensation elected to be deferred by a Participant for a payroll period pursuant to this Section shall become a part of the Employer’s Before-Tax Contributions for such payroll period and shall be allocated in accordance with Section 4.1(a). Compensation for a payroll period not so deferred by a Participant shall be received by such Participant in cash.

(b) A Participant’s deferral election shall remain in force and effect for all periods following the effective date of such election (which shall be as soon as administratively feasible after the election is made) until modified or terminated or until such Participant terminates his employment or ceases to be an Eligible Employee. A Participant who has elected to defer a portion of his Compensation may change his deferral election percentage, effective as of the date established by the Committee by communicating such new deferral election percentage to his Employer in the manner and within the time period prescribed by the Committee.

(c) A Participant may cancel his deferral election, effective as of the date established by the Committee by communicating such cancellation in the manner and within the time period prescribed by the Committee. A Participant who so cancels his deferral election may resume deferrals, effective as of the date established by the Committee by communicating his new deferral election to his Employer in the manner and within the time period prescribed by the Committee.

(d) In restriction of the Participants’ elections provided in Paragraphs (a), (b), and (c) above, the Before-Tax Contributions and the elective deferrals (within the meaning of Section 402(g)(3) of the Code) under all other plans, contracts, and arrangements of the Employer on behalf of any Participant for any calendar year shall not exceed $13,000 for calendar year 2004, $14,000 for calendar year 2005, and $15,000 for calendar year 2006 (with such amount to be adjusted automatically to reflect any cost-of-living adjustments authorized by Section 402(g)(4) of the Code).

(e) In further restriction of the Participants’ elections provided in Paragraphs (a), (b), and (c) above, it is specifically provided that one of the “actual deferral percentage” tests set forth in section 401(k)(3) of the Code and the Treasury regulations thereunder must be met in each Plan Year. Such testing shall utilize the current year testing method as such term is defined in Internal Revenue Service Notice 98-1.

(f) If the Committee determines that a reduction of Compensation deferral elections made pursuant to Paragraphs (a), (b) and (c) above is necessary to insure that the restrictions set forth in Paragraph (d) or (e) above are met for any Plan Year, the Committee may reduce the elections of affected Participants on a temporary and prospective basis in such manner as the Committee shall determine.

(g) As soon as administratively feasible following the end of each payroll period, but no later than the time required by applicable law, the Employer shall contribute to the Trust, as Before-Tax Contributions with respect to each Participant, an amount equal to the amount of Compensation elected to be deferred, pursuant to Paragraphs (a) and (b) above (as adjusted pursuant to Paragraph (f) above), by such Participant during such payroll period. Such contributions, as well as the contributions made pursuant to Sections 3.3, and 3.4, shall be made without regard to current or accumulated profits of the Employer. Notwithstanding the foregoing, the Plan is intended to qualify as a profit sharing plan for purposes of sections 401(a), 402, 412, and 417 of the Code.

3.2 After-Tax Contributions.

(a) If the Before-Tax Contributions to be made with respect to a Participant are restricted by the limitations set forth in Section 3.1(d) for a calendar year, then, automatically and without any further action by such Participant, such Participant’s Compensation shall continue to be reduced by the lesser of 5% or the percentage elected by the Participant and then in effect pursuant to Section 3.1(a), (b), or (c) for the remainder of such year but on an after-tax basis with such reductions to be contributed to the Plan as his After-Tax Contributions.

(b) Without limiting the applicability of Paragraph (a) above, a Participant may contribute to the Plan, as his After-Tax Contributions, an integral percentage of from 1% to 5% (or such other percentage as may be established by the Committee from time to time) of his Compensation. After-Tax Contributions shall be made by authorizing the Employer to withhold such contributions from the Participant’s Compensation with respect to each payroll period. Each Participant may elect the amount of his After-Tax Contributions in the manner and within the time period prescribed by the Committee.

(c) A Participant may change the amount of his After-Tax Contributions pursuant to Paragraph (a) and/or (b) above effective as of the date established by the Committee by electing a new After-Tax Contribution percentage in the manner and within the time period prescribed by the Committee.

(d) A Participant may suspend his After-Tax Contributions pursuant to Paragraph (a) and/or (b) above effective as of the date established by the Committee in accordance with the procedures and within the time period prescribed by the Committee. Resumption of suspended After-Tax Contributions shall be made effective as of the date established by the Committee by making a new election in the manner and within the time period prescribed by the Committee.

(e) If the restrictions set forth in Section 3.5 would not otherwise be met for any Plan Year, the After-Tax Contribution elections made pursuant to Paragraphs (a), (b), (c), and (d) above of affected Participants may be reduced by the Committee on a temporary and prospective basis in such manner as the Committee shall determine.

(f) As soon as administratively feasible following the end of each payroll period, but in any event no later than the time required by applicable law, the Employer shall contribute to the Trust the After-Tax Contributions withheld from the Participants’ Compensation during such payroll period.

3.3 Employer Matching Contributions.

(a) With respect to each payroll period, the Employer shall contribute to the Trust, as Employer Matching Contributions, an amount that equals 50% of the Before-Tax Contributions that were made pursuant to Section 3.1 on behalf of each of the Participants whose terms and conditions of employment are not governed by a collective bargaining agreement and that were not in excess of 8% of each such Participant’s Compensation for such payroll period.

(b) With respect to each payroll period, the Employer shall contribute to the Trust, as Employer Matching Contributions, an amount that equals 28% of the Before-Tax Contributions that were made pursuant to Section 3.1 on behalf of each of the Participants whose terms and conditions of employment are governed by a collective bargaining agreement during such payroll period and that were not in excess of 6% of each such Participant’s Compensation for such payroll period.

3.4 Employer Safe Harbor Contributions. In addition to the Employer Matching Contributions made pursuant to Section 3.3, the Employer, in its discretion, may contribute to the Trust as a “safe harbor contribution” for such Plan Year the amounts necessary to cause the Plan to satisfy the restrictions set forth in Section 3.1(e) (with respect to certain restrictions on Before-Tax Contributions) and Section 3.5 (with respect to certain restrictions on Employer Matching Contributions). Amounts contributed in order to satisfy the restrictions set forth in Section 3.1(e) shall be considered “qualified matching contributions” (within the meaning of Treasury regulation § 1.401(k)-1(g)(13)) for purposes of such Section, and amounts contributed in order to satisfy the restrictions set forth in Section 3.5 shall be considered Employer Matching Contributions for purposes of such Section. “Qualified matching contributions” may be contributed to the Plan under the preceding sentence for purposes of satisfying the restrictions set forth in Section 3.1(e) only if the conditions described in Treasury regulation § 1.401(k)-1(b)(5) are satisfied. Any amounts contributed pursuant to this Paragraph shall be allocated in accordance with the provisions of Sections 4.1(d), (e) and (f).

3.5 Restrictions on Employer Matching Contributions and After-Tax Contributions. In restriction of the Employer Matching Contributions and After-Tax Contributions hereunder, it is specifically provided that one of the “actual contribution percentage” tests set forth in section 401(m) of the Code and the Treasury regulations thereunder must be met in each Plan Year. Such testing shall utilize the current year testing method as such term is defined in Internal Revenue Service Notice 98-1. The Committee may elect, in accordance with applicable Treasury regulations, to treat Before-Tax Contributions to the Plan as Employer Matching Contributions for purposes of meeting this requirement.

3.6 Return of Contributions. Anything to the contrary herein notwithstanding, the Employer’s contributions to the Plan are contingent upon the deductibility of such contributions under section 404 of the Code. To the extent that a deduction for contributions is disallowed, such contributions shall, upon the written demand of the Employer, be returned to the Employer by the Trustee within one year after the date of disallowance, reduced by any net losses of the Trust Fund attributable thereto but not increased by any net earnings of the Trust Fund attributable thereto, which net earnings shall be treated as a forfeiture in accordance with Section 4.2. Moreover, if Employer contributions are made under a mistake of fact, such contributions shall, upon the written demand of the Employer, be returned to the Employer by the Trustee within one year after the payment thereof, reduced by any net losses of the Trust Fund attributable thereto but not increased by any net earnings of the Trust Fund attributable thereto, which net earnings shall be treated as a forfeiture in accordance with Section 4.2.

3.7 Disposition of Excess Deferrals and Excess Contributions.

(a) Any Before-Tax Contributions to the Plan for a calendar year on behalf of a Participant in excess of the limitations set forth in Section 3.1(d) and any “excess deferrals” from other plans allocated to the Plan by such Participant no later than March 1 of the next following calendar year within the meaning of, and pursuant to the provisions of, section 402(g)(2) of the Code, shall be distributed to such Participant not later than April 15 of the next following calendar year.

(b) If, for any Plan Year, the aggregate Before-Tax Contributions made by the Employer on behalf of Highly Compensated Employees exceeds the maximum amount of Before-Tax Contributions permitted on behalf of such Highly Compensated Employees pursuant to Section 3.1(e), an excess amount shall be determined by reducing Before-Tax Contributions on behalf of Highly Compensated Employees in order of their highest actual deferral percentages in accordance with section 401(k)(8)(B)(ii) of the Code and the Treasury regulations thereunder. Once determined, such excess shall be distributed to Highly Compensated Employees in order of the highest dollar amounts contributed on behalf of such Highly Compensated Employees in accordance with section
401(k)(8)(C) of the Code and the Treasury regulations thereunder before the end of the next following Plan Year.

(c) If, for any Plan Year, the aggregate Employer Matching Contributions and After-Tax Contributions allocated to the Accounts of Highly Compensated Employees exceeds the maximum amount of such Employer Matching Contributions and After-Tax Contributions permitted on behalf of such Highly Compensated Employees pursuant to Section 3.5, an excess amount shall be determined by reducing, first, After-Tax Contributions made by, and second, Employer Matching Contributions made on behalf of, Highly Compensated Employees in order of their highest contribution percentages in accordance with section 401(m)(6)(B)(ii) of the Code and Treasury regulations thereunder. Once determined, such excess shall be distributed to Highly Compensated Employees in order of the highest dollar amounts contributed by or on behalf of such Highly Compensated Employees in accordance with section
401(m)(6)(C) of the Code and the Treasury regulations thereunder (or, if such excess contributions are forfeitable, they shall be forfeited) before the end of the next following Plan Year.

(d) In coordinating the disposition of excess deferrals and excess contributions pursuant to this Section, such excess deferrals and excess contributions shall be disposed of in the following order:

(1) First, excess Before-Tax Contributions that constitute excess deferrals described in Paragraph (a) above that are not considered in determining the amount of Employer Matching Contributions pursuant to Section 3.3 shall be distributed;

(2) Next, excess Before-Tax Contributions that constitute excess deferrals described in Paragraph (a) above that are considered in determining the amount of Employer Matching Contributions pursuant to Section 3.3 shall be distributed, and the Employer Matching Contributions with respect to such Before-Tax Contributions shall be forfeited;

(3) Next, excess Before-Tax Contributions described in Paragraph (b) above that are not considered in determining the amount of Employer Matching Contributions pursuant to Section 3.3 shall be distributed;

(4) Next, excess Before-Tax Contributions described in Paragraph (b) above that are considered in determining the amount of Employer Matching Contributions pursuant to Section 3.3 shall be distributed, and the Employer Matching Contributions with respect to such Before-Tax Contributions shall be forfeited;

(5) Next, excess After-Tax Contributions described in Paragraph (c) above shall be distributed; and

(6) Finally, excess Employer Matching Contributions described in Paragraph (c) above shall be distributed (or, if forfeitable, forfeited).

(e) Any distribution or forfeiture of excess deferrals or excess contributions pursuant to the provisions of this Section shall be adjusted for income or loss allocated thereto in the manner determined by the Committee in accordance with any method permissible under applicable Treasury regulations. Any forfeiture pursuant to the provisions of this Section shall be considered to have occurred on the date which is 2½ months after the end of the Plan Year.

3.8 Rollover Contributions.

(a) Rollover contributions may be made to the Plan by any Eligible Employee of amounts received by such Eligible Employee from a qualified plan described in Section 401(a) or 403(a) of the Code or an annuity contract described in Section 403(b) of the

Code (excluding, in each case, after-tax employee contributions). In addition, the Plan will accept a Rollover Contribution of the portion of a distribution received by an Eligible Employee from an individual retirement account or annuity described in Section
408(a) or 408(b) of the Code that is eligible to be rolled over and would otherwise be includible in gross income. Rollover Contributions pursuant to this Paragraph may only be made to the Plan pursuant to and in accordance with applicable provisions of the Code and Treasury regulations promulgated thereunder.

(b) Qualified direct Rollover Contributions may be made to the Plan by any Eligible Employee of amounts received by such Eligible Employee from any of a qualified plan described in Section 401(a) or 403(a) of the Code (including after-tax employee contributions) or an annuity described in Section 403(b) of the Code (excluding after-tax employee contributions). Qualified direct Rollover Contributions may be made to the Plan only pursuant to and in accordance with applicable provisions of the Code and Treasury regulations promulgated thereunder. A direct Rollover Contribution of amounts that are “eligible rollover distributions” within the meaning of Section 402(f)(2)(A) of the Code may be made to the Plan irrespective of whether such eligible rollover distribution was paid to the Eligible Employee or paid to the Plan as a “direct” Rollover Contribution.

(c) Any Eligible Employee desiring to effect a Rollover Contribution to the Plan must follow the procedures prescribed by the Committee for such purpose. All Rollover Contributions to the Plan must be made in cash. A Rollover Contribution shall be credited to the Rollover Contribution Account of the Eligible Employee for whose benefit such Rollover Contribution is being made as of the day such Rollover Contribution is received by the Trustee.

(d) An Eligible Employee who has made a Rollover Contribution in accordance with this Section, but who has not otherwise become a Participant of the Plan in accordance with Section 2.2, shall become a Participant coincident with such Rollover Contribution; provided, however, that such Participant shall not have a right to defer Compensation, make contributions to the Plan, or have Employer Contributions made on his behalf until he has otherwise satisfied the requirements imposed by Section 2.2.

3.9 Catch-Up Contributions. Effective January 1, 2004, all Participants who are eligible to make elective deferrals under this Plan and who have attained age 50 before the close of the Plan Year shall be eligible to make catch-up contributions in accordance with, and subject to the limitations of, Section 414(v) of the Code. Such catch-up contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Sections 402(g) and 415 of the Code. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Sections 401(k)(3), 401(k)(11),
401(k)(12), 410(b), or 416 of the Code, as applicable, by reason of the making of such catch-up contributions. Notwithstanding any other provision of the Plan, catch-up contributions shall not be matched by Employer Contributions.

IV.

Allocations and Limitations

4.1 Allocation of Contributions.

(a) Before-Tax Contributions made by the Employer on a Participant’s behalf shall be allocated to such Participant’s Before-Tax Account.

(b) After-Tax Contributions made by a Participant pursuant to Section 3.2 shall be allocated to such Participant’s After-Tax Account.

(c) Employer Matching Contributions made by the Employer on a Participant’s behalf shall be allocated to such Participant’s Employer Contribution Account.

(d) The Employer Safe Harbor Contribution, if any, made pursuant to Section 3.4 for a Plan Year in order to satisfy the restrictions set forth in Section 3.1(e) shall be allocated to the Employer Safe Harbor Contribution Accounts of Participants who (1) received an allocation of Before-Tax Contributions for such Plan Year and (2) were not Highly Compensated Employees for such Plan Year (each such Participant individually referred to as an “Eligible Participant” for purposes of this Paragraph). Such allocation shall be made, first, to the Employer Safe Harbor Contribution Account of the Eligible Participant who received the least amount of Compensation for such Plan Year until the limitation set forth in Section 4.4 has been reached as to such Eligible Participant, then to the Employer Safe Harbor Contribution Account of the Eligible Participant who received the next smallest amount of Compensation for such Plan Year until the limitation set forth in Section 4.4 has been reached as to such Eligible Participant, and continuing in such manner until the Employer Safe Harbor Contribution for such Plan Year has been completely allocated or the limitation set forth in Section 4.4 has been reached as to all Eligible Participants. Any remaining Employer Safe Harbor Contribution for such Plan Year shall be allocated among the Employer Safe Harbor Contribution Accounts of all Participants who were Eligible Employees during such Plan Year, with the allocation to each such Participant’s Employer Safe Harbor Contribution Account being the portion of such remaining Employer Safe Harbor Contribution which is in the same proportion that such Participant’s Compensation for such Plan Year bears to the total of all such Participants’ Compensation for such Plan Year.

(e) The Employer Safe Harbor Contribution, if any, made pursuant to Section 3.4 for a Plan Year in order to satisfy the restrictions set forth in Section 3.5 shall be allocated to the Employer Safe Harbor Contribution Accounts of Participants who (1) received an allocation of Employer Matching Contributions for such Plan Year and (2) were not Highly Compensated Employees for such Plan Year (each such Participant individually referred to as an “Eligible Participant” for purposes of this Paragraph). Such allocation shall be made, first, to the Employer Safe Harbor Contribution Account of the Eligible Participant who received the least amount of Compensation for such Plan

Year until the limitation set forth in Section 4.4 has been reached as to such Eligible Participant; then to the Employer Safe Harbor Contribution Account of the Eligible Participant who received the next smallest amount of Compensation for such Plan Year until the limitation set forth in Section 4.4 has been reached as to such Eligible Participant, and continuing in such manner until the Employer Safe Harbor Contribution for such Plan Year has been completely allocated or the limitation set forth in Section 4.4 has been reached as to all Eligible Participants. Any remaining Employer Safe Harbor Contribution for such Plan Year shall be allocated among the Employer Safe Harbor Contribution Accounts of all Participants who were Eligible Employees during such Plan Year, with the allocation to each such Participant’s Employer Safe Harbor Contribution Account being the portion of such remaining Employer Safe Harbor Contribution, which is in the same proportion that such Participant’s Compensation for such Plan Year bears to the total of all such Participants’ Compensation for such Plan Year.

(f) If an Employer Safe Harbor Contribution is made in order to satisfy the restrictions set forth in both Section 3.1(e) and Section 3.5 for the same Plan Year, the Employer Safe Harbor Contribution made in order to satisfy the restrictions set forth in Section 3.1(e) shall be allocated (pursuant to Paragraph (e) above) prior to allocating the Employer Safe Harbor Contribution made in order to satisfy the restrictions set forth in Section 3.5 (pursuant to Paragraph (e) above). In determining the application of the limitations set forth in Section 4.4 to the allocations of Employer Safe Harbor Contributions, all Annual Additions (as such term is defined in Section 4.4) to a Participant’s Accounts other than Employer Safe Harbor Contributions shall be considered allocated prior to Employer Safe Harbor Contributions.

(g) All contributions to the Plan shall be considered allocated to Participants’ Accounts no later than the last day of the Plan Year for which they were made, as determined pursuant to Article III, except that, for purposes of Section 4.3, contributions shall be considered allocated to Participants’ Accounts when received by the Trustee.

4.2 Application of Forfeitures. Any amounts that are forfeited under any provision hereof during a Plan Year shall be applied in the manner determined by the Committee to reduce Employer Matching Contributions next coming due and/or to pay expenses incident to the administration of the Plan and Trust. Prior to such application, forfeited amounts shall beheld in suspense and invested in the Investment Fund or Funds designated from time to time by the Committee.

4.3 Valuation of Accounts. All amounts contributed to the Trust Fund shall be invested as soon as administratively feasible following their receipt by the Trustee, and the balance of each Account shall reflect the result of daily pricing of the assets in which such Account is invested from the time of receipt by the Trustee until the time of distribution.

4.4 Limitations and Corrections.

(a) For purposes of this Section, the following terms and phrases shall have these respective meanings:

(1) “Annual Additions” of a Participant for any Limitation Year shall mean the total of (A) the Employer Contributions, Before-Tax Contributions, and forfeitures, if any, allocated to such Participant’s Accounts for such year, (B) Participant’s contributions, if any, (excluding any Rollover Contributions) for such year, and (C) amounts referred to in sections 415(l)(1) and 419A(d)(2) of the Code.

(2) “Limitation Year” shall mean the Plan Year.

(3) “Maximum Annual Additions” of a Participant for any Limitation Year shall mean the lesser of (A) $40,000 (with such amount to be adjusted automatically to reflect any cost-of-living adjustment authorized by section 415(d) of the Code) or (B) 100% of such Participant’s 415 Compensation during such year except that the limitation in this Clause (B) shall not apply to any contribution for medical benefits (within the meaning of section 419A(f)(2) of the Code) after separation from service with the Employer or a Controlled Entity which is otherwise treated as an Annual Addition or to any amount otherwise treated as an Annual Addition under section 415(l)(1) of the Code.

(4) “415 Compensation” shall mean the total of all amounts paid by the Employer to or for the benefit of a Participant for services rendered or labor performed for the Employer which are required to be reported on the Participant’s federal income tax withholding statement or statements (Form W-2 or its subsequent equivalent), subject to the following adjustments and limitations:

(A) The following shall be included:

(i) Elective deferrals (as defined in section 402(g)(3) of the Code) from compensation to be paid by the Employer to the Participant;

(ii) Any amount which is contributed or deferred by the Employer at the election of the Participant and which is not includible in the gross income of the Participant by reason of section 125 or 457 of the Code; and

(iii) Any amounts that are not includible in the gross income of the Participant under a salary reduction agreement by reason of the application of section 132(f) of the Code.

(B) The 415 Compensation of any Participant taken into account for purposes of the Plan shall be limited to $205,000 for any Plan Year with such limitation to be:

(i) Adjusted automatically to reflect any amendments to section 401(a)(17) of the Code and any cost of living increases authorized by section 401(a)(17) of the Code; and

(ii) Prorated for a Plan Year of less than twelve months and to the extent otherwise required by applicable law.

(b) Contrary Plan provisions notwithstanding, in no event shall the Annual Additions credited to a Participant’s Accounts for any Limitation Year exceed the Maximum Annual Additions for such Participant for such year. If as a result of a reasonable error in estimating a Participant’s compensation, a reasonable error in determining the amount of elective deferrals (within the meaning of section 402(g)(3) of the Code) that may be made with respect to any individual under the limits of section 415 of the Code, or because of other limited facts and circumstances, the Annual Additions that would be credited to a Participant’s Accounts for a Limitation Year would nonetheless exceed the Maximum Annual Additions for such Participant for such year, the excess Annual Additions which, but for this Section, would have been allocated to such Participant’s Accounts shall be disposed of as follows:

(1) First, by returning to such Participant his After-Tax Contributions, adjusted for income or loss allocated thereto;

(2) Next, any such excess Annual Additions in the form of Before-Tax Contributions on behalf of such Participant that would not have been considered in determining the amount of Employer Matching Contributions allocated to such Participant’s Accounts pursuant to Section 4.1 shall be distributed to such Participant, adjusted for income or loss allocated thereto; and

(3) Next, any such excess Annual Additions in the form of Before-Tax Contributions on behalf of such Participant that would have been considered in determining the amount of Employer Matching Contributions allocated to such Participant’s Accounts pursuant to Section 4.1 shall be distributed to such Participant, adjusted for income or loss allocated thereto, and the Employer Matching Contributions that would have been allocated to such Participant’s Accounts based upon such distributed Before-Tax Contributions shall, to the extent such amounts would have otherwise been allocated to such Participant’s Accounts, be treated as a forfeiture.

(c) For purposes of determining whether the Annual Additions under this Plan exceed the limitations herein provided, all defined contribution plans of the Employer are to be treated as one defined contribution plan. In addition, all defined contribution plans of Controlled Entities shall be aggregated for this purpose. For purposes of this Section only, a “Controlled Entity” (other than an affiliated service group member within the meaning of section 414(m) of the Code) shall be determined by application of a more than 50% control standard in lieu of an 80% control standard. If the Annual Additions credited to a Participant’s Accounts for any Limitation Year under this Plan plus the additions credited on his behalf under other defined contribution plans required to be aggregated pursuant to this Paragraph would exceed the Maximum Annual Additions for such Participant for such Limitation Year, the Annual Additions under this Plan and the additions under such other plans shall be reduced on a pro rata basis and allocated, reallocated, or returned in accordance with applicable plan provisions regarding Annual Additions in excess of Maximum Annual Additions.

(d) If the Committee determines that a reduction of Compensation deferral elections pursuant to Section 3.1 and/or After-Tax Contribution elections pursuant to Section 3.2 is necessary to insure that the limitations set forth in this Section are met for any Plan Year, the

Committee may reduce the elections of affected Participants on a temporary and prospective basis in such manner as the Committee shall determine.

V.

Investment Funds

5.1 Investment of Accounts.

(a) Each Participant shall designate, in accordance with the procedures established from time to time by the Committee, the manner in which the amounts allocated to each of his Accounts shall be invested from among the Investment Funds made available from time to time by the Committee. With respect to the portion of a Participant’s Accounts that is subject to investment discretion, such Participant may designate one of such Investment Funds for all the amounts allocated to such portion of his Accounts (except to the extent otherwise provided by the Committee) or he may split the investment of the amounts allocated to such portion of his Accounts between such Investment Funds in such increments as the Committee may prescribe. If a Participant fails to make a designation, then such portions of his Accounts shall be invested in the Investment Fund or Funds designated by the Committee from time to time in a uniform and nondiscriminatory manner.

(b) A Participant may change his investment designation for future contributions to be allocated to his Accounts. Any such change shall be made in accordance with the procedures established by the Committee, and the frequency of such changes may be limited by the Committee.

(c) A Participant may elect to convert his investment designation with respect to the amounts already allocated to his Accounts. Any such conversion shall be made in accordance with the procedures established by the Committee, and the frequency of such conversions may be limited by the Committee.

5.2 Pass-Through Voting and Other Rights with Respect to Company Stock.

(a) Each Participant shall have the right to direct the Trustee as to the manner of voting and the exercise of all other rights which a shareholder of record has with respect to shares (and fractional shares) of Company Stock which are held in the Company Stock Fund and which are attributable to the Participant’s Accounts including, but not limited to, the right to sell or retain shares in a public or private tender offer.

(b) All shares (and fractional shares) of Company Stock for which the Trustee has not received timely Participant directions shall be voted or exercised by the Trustee in the same proportion as the shares (and fractional shares) of Company Stock for which the Trustee received timely Participant directions, except in the case where to do so would be inconsistent with the provisions of Title I of the Act.

(c) Notwithstanding anything herein to the contrary, in the event of a tender offer for Company Stock, the Trustee shall interpret a Participant’s silence as a direction not to tender the shares of Company Stock attributable to the Participant’s Accounts and, therefore, the Trustee shall not tender any shares (or fractional shares) of Company Stock for which it does not receive timely directions to tender such shares (or fractional shares) from Participants, except in the case where to do so would be inconsistent with the provisions of Title I of the Act.

VI.

Retirement Benefits

A Participant who terminates his employment on or after his Normal Retirement Date shall be entitled to a retirement benefit, payable at the time and in the form provided in Article X, equal in value to the aggregate amount in his Accounts on his Benefit Commencement Date. Any contribution allocable to a Participant’s Accounts after his Benefit Commencement Date shall be distributed, as soon as administratively feasible after the date that such contribution is paid to the Trust Fund.

VII.

Disability Benefits

7.1 Disability Benefits. In the event a Participant’s employment is terminated, and such Participant is totally and permanently disabled, as determined pursuant to Section 7.2, such Participant shall be entitled to a disability benefit, payable at the time and in the form provided in Article X, equal in value to the aggregate amount in his Accounts on his Benefit Commencement Date. Any contribution allocable to a Participant’s Accounts after his Benefit Commencement Date shall be distributed, as soon as administratively feasible after the date that such contribution is paid to the Trust Fund.

7.2 Total and Permanent Disability Determined. A Participant shall be considered totally and permanently disabled if (i) the Participant has been determined to be disabled by the Social Security Administration, and (ii) the Participant is receiving payment of social security disability benefits.

VIII.

Pre-Retirement Termination Benefits and Determination of Vested Interest

8.1 No Benefits Unless Herein Set Forth. Except as set forth in this Article, upon termination of employment of a Participant prior to his Normal Retirement Date for any reason other than total and permanent disability (as defined in Section 7.2) or death, such Participant shall acquire no right to any benefit from the Plan or the Trust Fund.

8.2 Pre-Retirement Termination Benefit. Each Participant whose employment is terminated prior to his Normal Retirement Date for any reason other than total and permanent disability (as defined in Section 7.2) or death shall be entitled to a termination benefit, payable at the time and in the form provided in Article X, equal in value to the aggregate amount in his Accounts on his Benefit Commencement Date. A Participant’s vested interest in any contribution allocable to such Participant’s Accounts after his Benefit Commencement Date shall be distributed as soon as administratively feasible after the date that such contribution is paid to the Trust Fund.

8.3 Determination of Vested Interest. A Participant shall have a 100% vested interest in all of his Accounts under the Plan, including any After-Tax Account, the Before-Tax Account, the Employer Contribution Account or Rollover Contribution Account maintained on his behalf.

IX.

Death Benefits

9.1 Death Benefits. Upon the death of a Participant while an Employee, the Participant’s designated beneficiary shall be entitled to a death benefit, payable at the time and in the form provided in Article X, equal to the value of the Participant’s Accounts on his Benefit Commencement Date. Any contribution allocable to a Participant’s Accounts after his Benefit Commencement Date shall be distributed as soon as administratively feasible after the date that such contribution is paid to the Trust Fund.

9.2 Designation of Beneficiaries.

(a) Each Participant shall have the right to designate the beneficiary or beneficiaries to receive payment of his benefit in the event of his death. Each such designation shall be made by providing a beneficiary designation in the manner prescribed by the Committee. Any such designation may be changed at any time by such Participant by providing a new designation in accordance with this Section. Notwithstanding the foregoing, if a Participant who is married on the date of his death has designated an individual or entity other than his surviving spouse as his beneficiary, such designation shall not be effective unless (1) such surviving spouse has consented thereto in writing and such consent (A) acknowledges the effect of such specific designation, (B) either consents to the specific designated beneficiary (which designation may not subsequently be changed by the Participant without spousal consent) or expressly permits such designation by the Participant without the requirement of further consent by such spouse, and (C) is witnessed by a Plan representative (other than the Participant) or a notary public or (2) the consent of such spouse cannot be obtained because such spouse cannot be located or because of other circumstances described by applicable Treasury regulations. Any such consent by such surviving spouse shall be irrevocable.

(b) If a beneficiary designation has not been made at the time of the death of the Participant or if such designation is not effective for any reason as determined by the Committee, the designated beneficiary or beneficiaries to receive such death benefit shall be as follows:

(1) If a Participant leaves a surviving spouse, his designated beneficiary shall be such surviving spouse; and

(2) If a Participant leaves no surviving spouse, his designated beneficiary shall be (A) such Participant’s executor or administrator or (B) his heirs at law if there is no administration of such Participant’s estate.

(c) Notwithstanding the preceding provisions of this Section and to the extent not prohibited by state or federal law, if a Participant is divorced from his spouse and at the time of his death is not remarried to the person from whom he was divorced, any designation of such divorced spouse as his beneficiary under the Plan filed prior to the divorce shall be null and void unless the contrary is expressly stated in writing filed with the Committee by the Participant.

The interest of such divorced spouse failing hereunder shall vest in the persons specified in Paragraph (b) above as if such divorced spouse did not survive the Participant.

X.

Time and Form of Payment of Benefits

10.1 Determination of Benefit Commencement Date.

(a) A Participant’s Benefit Commencement Date shall be the date that is as soon as administratively feasible after the date the Participant or his beneficiary becomes entitled to a benefit pursuant to Article VI, VII, VIII, or IX unless the Participant has been reemployed by the Employer or a Controlled Entity before such potential Benefit Commencement Date.

(b) Unless (1) the Participant has attained age 70½ or died, (2) the Participant consents to a distribution pursuant to Paragraph (a) within the ninety-day period ending on the date payment of his benefit hereunder is to commence pursuant to Paragraph (a), or (3) the Participant’s vested interest in his Accounts is not equal to or in excess of $5,000, the Participant’s Benefit Commencement Date shall be deferred to the date, which is as soon as administratively feasible after the earlier of the end of the Plan Year in which the Participant attains age 70½ or the Participant’s date of death, or such earlier date as the Participant may elect by written notice to the Committee prior to such date. No less than thirty days (unless such thirty-day period is waived by an affirmative election in accordance with applicable Treasury regulations) and no more than ninety days before his Benefit Commencement Date, the Committee shall inform the Participant of his right to defer his Benefit Commencement Date and shall describe the Participant’s Direct Rollover election rights pursuant to Section 10.3 below.

(c) A Participant’s Benefit Commencement Date shall in no event be later than the sixtieth day following the close of the Plan Year during which such Participant attains, or would have attained, 70½ or; if later, terminates his employment with the Employer and all Controlled Entities.

(d) Subject to the provisions of Section 10.5; a Participant’s Benefit Commencement Date shall not occur unless the Article VI, VII, VIII, or IX event entitling the Participant (or his beneficiary) to a benefit constitutes a distributable event described in section 401(k)(2)(B) of the Code and shall not occur while the Participant is employed by the Employer or any Controlled Entity (irrespective of whether the Participant has become entitled to a distribution of his benefit pursuant to Article VI, VII, VIII, or IX).

(e) Paragraphs (a), (b), and (c) above notwithstanding, but subject to the provisions of Section 10.5 above, a Participant and the beneficiary of a Participant who dies prior to his Benefit Commencement Date, other than a Participant whose vested interest in his Accounts is not equal to or in excess of $5,000, must file a claim for benefits in the manner prescribed by the Committee before payment of his benefit will be made.

(f) Notwithstanding the provisions of the Plan regarding availability of distributions from the Plan upon “termination of employment,” a Participant’s Accounts shall be distributed on account of the Participant’s “severance from employment” as such term is used in section 401(k)(2)(B)(i)(I) of the Code.

(g) For purposes of this Section, in determining whether a Participant’s vested interest in his Accounts is not equal to or in excess of $5,000, the value of the Participant’s vested interest in his Accounts shall be determined without regard to that portion of his Accounts which is attributable to Rollover Contributions (and earnings allocable thereto) within the meaning of sections 402(c),
403(a)(4), 403(b)(8), 408(d)(3)(A)(ii) and 457(e)(16) of the Code. If the value of a Participant’s vested interest in his Accounts as so determined is $5,000 or less, then the Participant’s entire nonforfeitable account balance (including amounts attributable to such Rollover Contributions) shall be immediately distributed in a single lump sum payment.

10.2 Form of Payment and Payee.

(a) Subject to the provisions of Paragraph (b) below, a Participant’s benefits shall be provided from the balance of such Participant’s Accounts under the Plan and shall be paid in cash in one lump sum on the Participant’s Benefit Commencement Date. Except as provided in Section 19.4, the Participant’s benefit shall be paid to the Participant unless the Participant has died prior to his Benefit Commencement Date, in which case the Participant’s benefit shall be paid to his beneficiary designated in accordance with the provisions of Section 9.2.

(b) Benefits shall be paid (or transferred pursuant to Section 10.3) in cash except that a Participant (or his designated beneficiary or legal representative in the case of a deceased Participant) may elect to have the portion of his Accounts invested in Company Stock paid (or transferred pursuant to Section 10.3) in full shares of Company Stock with any balance (including fractional shares of Company Stock) to be paid or transferred in cash. Conversions of Company Stock to cash and cash to Company Stock shall be made utilizing the unit method of accounting and shall be based upon the value of Company Stock within the Company Stock Fund.

10.3 Direct Rollover Election. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee’s election under this Section, a Distributee may elect, at the time and in the manner prescribed by the Committee, to have all or any portion of an Eligible Rollover Distribution (other than any portion attributable to the offset of an outstanding loan balance of such Participant pursuant to the Plan’s loan procedure) paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover.

10.4 Unclaimed Benefits. In the case of a benefit payable on behalf of a Participant, if the Committee is unable to locate the Participant or beneficiary to whom such benefit is payable, upon the Committee’s determination thereof, such benefit shall be forfeited. The timing of such forfeiture shall comply with the time of payment rules described in Section 10.1. Notwithstanding the foregoing, if subsequent to any such forfeiture the Participant or beneficiary to whom such benefit is payable makes a valid claim for such benefit, such forfeited benefit shall be restored to the Plan.

10.5 Minimum Distribution Requirements. Rev. Proc. 2002-29 requires that qualified defined contribution plans be amended by the end of the first plan year beginning on or after January 1, 2003, to comply with final and temporary regulations under Section 401(a)(9) of the Code, relating to required minimum distributions, and provides model amendments for this purpose. The following provisions reflect such model amendments, but are not intended to provide any right to any optional form of distribution not otherwise provided in the Plan.

(a) General Rules.

(1) Effective Date. The provisions of this Section will apply for purposes of determining required minimum distributions for calendar years beginning with the 2003 calendar year.

(2) Precedence. The requirements of this Section will take precedence over any inconsistent provisions of the Plan.

(3) Requirements of Treasury Regulations Incorporated. All distributions required under this Section will be determined and made in accordance with the Treasury regulations under Section 401(a)(9) of the Code.

(4) TEFRA Section 242(b)(2) Elections. Notwithstanding the other provisions of this Section distributions may be made under a designation made before January 1, 1984, in accordance with Section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (“TEFRA”) and the provisions of the Plan that relate to Section 242(b)(2) of TEFRA.

(b) Time and Manner of Distribution.

(1) Required Beginning Date. The Participant’s entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant’s required beginning date.

(2) Death of Participant Before Distributions Begin. If the Participant dies before distributions begin, the Participant’s entire interest will be distributed, or begin to be distributed, no later than as follows:

(A) If the Participant’s surviving spouse is the Participant’s sole designated beneficiary, distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70½, if later.

(B) If the Participant’s surviving spouse is not the Participant’s sole designated beneficiary, distributions to the designated beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

(C) If there is no designated beneficiary as of September 30 of the year following the year of the Participant’s death, the Participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(D) If the Participant’s surviving spouse is the Participant’s sole designated beneficiary and the surviving spouse dies after the Participant but before distributions to the surviving spouse begin, this Subsection (b)(2), other than Subsection
(b)(2)(A), will apply as if the surviving spouse were the Participant.

For purposes of this Subsection (b)(2) and Subsection (d), unless Subsection (b)(2)(D) applies, distributions are considered to begin on the Participant’s required beginning date. If Subsection (b)(2)(D) applies, distributions are considered to begin on the date distributions are required to begin to the surviving spouse under Subsection (b)(2)(A). If distributions under an annuity purchased from an insurance company irrevocably commence to the Participant before the Participant’s required beginning date (or to the Participant’s surviving spouse before the date distributions are required to begin to the surviving spouse under Subsection (b)(2)(A)), the date distributions are considered to begin is the date distributions actually commence.

(3) Forms of Distribution. Unless the Participant’s interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the required beginning date, as of the first distribution calendar year distributions will be made in accordance with Subsections (c) and (d) of this Section. If the Participant’s interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of Section 401(a)(9) of the Code and the Treasury regulations.

(c) Required Minimum Distributions During Participant’s Lifetime.

(1) Amount of Required Minimum Distribution For Each Distribution Calendar Year. During the Participant’s lifetime, the minimum amount that will be distributed for each distribution calendar year is the lesser of:

(A) the quotient obtained by dividing the Participant’s account balance by the distribution period in the Uniform Lifetime Table set forth in Section 1.401(a)(9)-9 of the Treasury regulations, using the Participant’s age as of the Participant’s birthday in the distribution calendar year; or

(B) if the Participant’s sole designated beneficiary for the distribution calendar year is the Participant’s spouse, the quotient obtained by dividing the Participant’s account balance by the number in the Joint and Last Survivor Table set forth in Section 1.401(a)(9)-9 of the Treasury regulations, using the Participant’s and spouse’s attained ages as of the Participant’s and spouse’s birthdays in the distribution calendar year.

(2) Lifetime Required Minimum Distributions Continue Through Year of Participant’s Death. Required minimum distributions will be determined under this

Subsection (c) beginning with the first distribution calendar year and up to and including the distribution calendar year that includes the Participant’s date of death.

(d) Required Minimum Distributions After Participant’s Death.

(1) Death On or After Date Distributions Begin.

(A) Participant Survived by Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is a designated beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the longer of the remaining life expectancy of the Participant or the remaining life expectancy of the Participant’s designated beneficiary, determined as follows:

(i) The Participant’s remaining life expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(ii) If the Participant’s surviving spouse is the Participant’s sole designated beneficiary, the remaining life expectancy of the surviving spouse is calculated for each distribution calendar year after the year of the Participant’s death using the surviving spouse’s age as of the spouse’s birthday in that year. For distribution calendar years after the year of the surviving spouse’s death, the remaining life expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse’s birthday in the calendar year of the spouse’s death, reduced by one for each subsequent calendar year.

(iii) If the Participant’s surviving spouse is not the Participant’s sole designated beneficiary, the designated beneficiary’s remaining life expectancy is calculated using the age of the beneficiary in the year following the year of the Participant’s death, reduced by one for each subsequent year.

(B) No Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is no designated beneficiary as of September 30 of the year after the year of the Participant’s death, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the Participant’s remaining life expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(2) Death Before Date Distributions Begin.

(A) Participant Survived by Designated Beneficiary. If the Participant dies before the date distributions begin and there is a designated beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the remaining life expectancy of the Participant’s designated beneficiary, determined as provided in Subsection(d)(1).

(B) No Designated Beneficiary. If the Participant dies before the date distributions begin and there is no designated beneficiary as of September 30 of the year following the year of the Participant’s death, distribution of the Participant’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(C) Death of Surviving Spouse Before Distributions to Surviving Spouse Are Required to Begin. If the Participant dies before the date distributions begin, the Participant’s surviving spouse is the Participant’s sole designated beneficiary, and the surviving spouse dies before distributions are required to begin to the surviving spouse under Subsection (b)(2)(A), this Subsection (d)(2) will apply as if the surviving spouse were the Participant.

(e) Definitions.

(1) Designated beneficiary. The individual who is designated as the beneficiary under the applicable section of the Plan and is the designated beneficiary under Section 401(a)(9) of the Internal Revenue Code and Section 1.401(a)(9)-1, Q&A-4, of the Treasury regulations.

(2) Distribution calendar year. A calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant’s required beginning date. For distributions beginning after the Participant’s death, the first distribution calendar year is the calendar year in which distributions are required to begin under Subsection (b)(2). The required minimum distribution for the Participant’s first distribution calendar year will be made on or before the Participant’s required beginning date. The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which the Participant’s required beginning date occurs, will be made on or before December 31 of that distribution calendar year.

(3) Life expectancy. Life expectancy as computed by use of the Single Life Table in Section 1.401(a)(9)-9 of the Treasury regulations.

(4) Participant’s account balance. The account balance as of the last valuation date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the account balance as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date. The account balance for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the distribution calendar year if distributed or transferred in the valuation calendar year.

(5) Required beginning date. The date specified in Section 401(a)(9)(C) of the Code.

XI.

In-Service Withdrawals

11.1 In-Service Withdrawals.

(a) A Participant, who is an Employee, may withdraw from his After-Tax Account any or all amounts held in such Account; however, the number of withdrawals by a Participant under this paragraph shall be limited to one (1) withdrawal per calendar quarter.

(b) A Participant, who is an Employee, and who has attained age fifty-nine and one-half may withdraw from his Before-Tax Account and his Employer Contribution Account, on a pro rata basis, an amount not exceeding the aggregate value of such Accounts; however, the number of withdrawals by a Participant under this paragraph shall be limited to two (2) withdrawals in a calendar year.

(c) A Participant, who is an Employee, and who has a financial hardship, as determined by the Committee, and who has made all available withdrawals pursuant to the Paragraphs above and pursuant to the provisions of any other plans of the Employer and any Controlled Entities of which he is a member and who has obtained all available loans pursuant to Article XII and pursuant to the provisions of any other plans of the Employer and any Controlled Entities of which he is a member may withdraw from the following Accounts, and in the following order, his Rollover Contribution Account, his Before-Tax Account, his catch-up contribution account established pursuant to Section 3.9 and his Employer Contribution Account an amount not to exceed the lesser of (1) the balance of such Accounts or (2) the amount determined by the Committee as being available for withdrawal pursuant to this Paragraph. In all cases, the minimum amount of a hardship distribution and the limits on the number of hardship distributions shall be determined under rules and procedures adopted by the Committee from time to time. For purposes of this Paragraph, financial hardship shall mean the immediate and heavy financial needs of the Participant. A withdrawal based upon financial hardship pursuant to this Paragraph shall not exceed the amount required to meet the immediate financial need created by the hardship and not reasonably available from other resources of the Participant. The amount required to meet the immediate financial need may include any amounts necessary to pay any federal, state, or local income taxes or penalties reasonably anticipated to result from the distribution. A withdrawal shall be deemed to be made on account of an immediate and heavy financial need of a Participant if the withdrawal is for:

(1) Expenses for medical care described in section 213(d) of the Code previously incurred by the Participant, the Participant’s spouse, or any dependents of the Participant (as defined in section 152 of the Code) or necessary for those persons to obtain medical care described in section 213(d) of the Code and not reimbursed or reimbursable by insurance;

(2) Costs directly related to the purchase of a principal residence of the Participant (excluding mortgage payments);

(3) Payment of tuition and related educational fees, and room and board expenses, for the next twelve months of post-secondary education for the Participant or the Participant’s spouse, children, or dependents (as defined in section 152 of the Code);

(4) Payments necessary to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage of the Participant’s principal residence;

(5) Such other financial needs that the Commissioner of Internal Revenue may deem to be immediate and heavy financial needs through the publication of revenue rulings, notices, and other documents of general applicability.

The above notwithstanding, (1) withdrawals under this Paragraph shall be limited to the sum of the Participant’s Before-Tax Contributions to the Plan, plus income allocable thereto and credited to the Participant’s Before-Tax Account as of December 31, 1988, less any previous withdrawals of such amounts, and (2) Employer Contributions utilized to satisfy the restrictions set forth in Section 3.1(e), and income allocable thereto, shall not be subject to withdrawal. A Participant who receives a distribution pursuant to this Paragraph on or after the Effective Date on account of hardship shall be prohibited from making elective deferrals and employee contributions under this and all other plans maintained by the Employer or any Controlled Entity for six months after receipt of the distribution.

11.2 Restriction on In-Service Withdrawals.

(a) All withdrawals pursuant to this Article shall be made in accordance with procedures established by the Committee.

(b) Notwithstanding the provisions of this Article, no withdrawal shall be made from an Account to the extent such Account has been pledged to secure a loan from the Plan.

(c) If a Participant’s Account from which a withdrawal is made is invested in more than one Investment Fund, the withdrawal shall be made pro rata from each Investment Fund (under which withdrawals are available) in which such Account is invested.

(d) All withdrawals under this Article shall be paid in cash; provided, however, that a Participant may elect to have withdrawals pursuant to Section 11.1 paid in full shares of Company Stock (with any fractional shares to be paid in cash) to the extent that the Accounts from which such withdrawals are made are invested in such stock.

(e) Any withdrawal hereunder that constitutes an Eligible Rollover Distribution shall be subject to the Direct Rollover election described in Section 10.3.

(f) This Article shall not be applicable to a Participant following termination of employment and the amounts in such Participant’s Accounts shall be distributable only in accordance with the provisions of Article X.

XII.

Loans

12.1 Eligibility for Loan.

(a) Upon application, by (1) any Participant who is an Employee, or (2) any Participant who meets the requirements of the following subparagraphs (A), (B) and (C): (A) who is a party-in-interest, as that term is defined in section 3(14) of the Act, (B) who is no longer employed by the Employer, who is a beneficiary of a deceased participant, or who is an alternate payee under a qualified domestic relations order, as that term is defined in Section 414(p)(8) of the Code, and (C) who retains an Account balance under the Plan (an individual who is eligible to apply for a loan under this Article being hereinafter referred to as a “Participant” for purposes of this Article). All loans shall be subject to the requirements of this Article XII and such other rules and guidelines, which the Committee shall from time to time prescribe.

(b) No individual may have more than three (3) loans outstanding under the Plan at any time, and no individual may have more than one loan outstanding under the Plan at any time that is being used to acquire any dwelling unit which within a reasonable time is to be used (determined at the time the loan is made) as a principal residence.

12.2 Maximum Loan.

(a) A loan to a Participant may not exceed 50% of the then value of such Participant’s vested interest in his Accounts.

(b) Paragraph (a) above to the contrary notwithstanding, no loan shall be made from the Plan to the extent that such loan would cause the total of all loans made to a Participant from all qualified plan’s of the Employer or a Controlled Entity (“Outstanding Loans”) to exceed the lesser of:

(1) $50,000 (reduced by the excess, if any, of (A) the highest outstanding balance of Outstanding Loans during the one-year period ending on the day before the date on which the loan is to be made, over (B) the outstanding balance of Outstanding Loans on the date on which the loan is to be made); or

(2) one-half the present value of the Participant’s nonforfeitable accrued benefit under all qualified plans of the Employer or a Controlled Entity.

12.3 Minimum Requirements for Loans. A loan to a Participant must meet the following requirements as well as other terms as the Committee may establish from time to time:

(a) Maximum Term. The repayment term of any loan may not exceed five (5) years from the date the loan is made, unless the loan principal is used to acquire any dwelling unit which within a reasonable time is to be used as a principal residence of a Participant, in which case the maximum term shall be set forth in the loan guidelines prescribed by the Committee.

(b) Notes. All loans shall be evidence by a collateral promissory note, in paper or electronic form, containing such terms and conditions as the Committee shall require.

12.4 Accounting for Loans. Each loan shall be deemed to be made from the account or accounts of the Participant to whom the loan is made. All payments with respect to the loan shall be credited to the account or accounts of such Participant from which such loan is deemed to be made.

12.5 Interest and Security.

(a) Any loan made pursuant to this Article shall bear interest at a rate established by the Committee from time to time and communicated to the Participants, which rate shall provide the Plan with a return commensurate with the interest rates charged by persons in the business of lending money for loans which would be made under similar circumstances.

(b) Any loan shall be made as an investment of a segregated loan fund to be established in the Trust Fund for the Participant to whom the loan is made. The Trustee shall fund a Participant’s segregated loan fund by liquidating such portion of the assets of the Accounts from which the Participant’s loan is to be made as is necessary to fund the loan and transferring the proceeds to such segregated loan fund. The loan shall be secured by a pledge of the Participant’s segregated loan fund.

12.6 Repayment Terms of Loan.

(a) A Participant who is an Employee receiving compensation at the time of receipt of a loan shall be required, as a condition to receiving a loan, to enter into an irrevocable agreement authorizing the Employer to mail payroll deductions from his compensation so long as the Participant is an Employee and to transfer such payroll deduction amounts to the Trustee in payment of such loan plus interest. In the case of a Participant who (1) is not at the time of commencement of his loan an Employee, or (2) is not at the commencement of his loan receiving compensation, or (3) was an Employee receiving compensation at the time of commencement of his loan but ceases to receive compensation or ceases to be an Employee, such Participant shall make his loan repayments in the manner prescribed by the Committee.

(b) The terms of the loan shall (1) require level amortization with payments not less frequently than quarterly, (2) require that the loan be repaid within five years unless the Participant certifies in writing to the Committee that the loan is to be used to acquire any dwelling unit which within a reasonable time is to be used (determined at the time the loan is made) a principal residence of the Participant, in which case such loan shall be repaid within ten years, (3) allow prepayment without penalty, provided that any prepayment must be for the full outstanding loan balance (including interest), (4) require that the balance of the loan (including interest) shall become due and payable (to the extent not otherwise due and payable) on the date the Participant or, if applicable, the Participant’s beneficiary, becomes entitled to a distribution pursuant to Article VI, VII, VIII, or IX irrespective of whether such Participant or beneficiary elects or consents to such distribution, and (5) provide that such Participant’s outstanding loan balance (including interest), if not paid in accordance with the repayment provisions of the loan, shall be repaid by offsetting such balance against the amount in the Participant’s segregated loan fund pledged as security for the loan. Notwithstanding the foregoing, in the event that a Participant becomes entitled to, but has not yet received, a distribution pursuant to Article VI, VII or VIII, such Participant may elect continue to make payments of principal and interest on his loan in accordance with the terms thereof and subject to the provisions of this Article XII. By agreeing to the pledge of the segregated loan fund as security for the loan, a Participant shall be deemed to have consented to the distribution of such segregated loan fund prior to the time specified in Section 411(a)(11) of the Code and applicable Treasury regulations thereunder.

(c) If the Participant fails in any way to comply with the repayment terms of a loan, such loan shall be repaid by offsetting the Participant’s outstanding loan balance (including interest) against the amount in the Participant’s segregated loan fund pledged as security for the loan. Any such outstanding loan (including interest) shall be so offset and repaid on the earlier of (a) the last day of the Grace Period (as hereinafter defined) applicable with respect to such failure to comply or (b) the date of any withdrawal or distribution of benefits from the pledged portion of the Participant’s Accounts pursuant to the provisions of the Plan. Notwithstanding the foregoing, amounts in a Participant’s Accounts may not be offset and used to satisfy the payment of such loan (including interest) prior to the earliest time such amounts would otherwise be permitted to be distributed under applicable law. For purposes of this Paragraph, the “Grace Period” with respect to any failure to comply with the repayment terms of a loan shall be the 90-day period beginning on the date of such failure.

(d) Amounts tendered to the Trustee by a Participant in repayment of a loan made pursuant to this Article (1) shall initially be credited to the Participant’s segregated loan fund, (2) then shall be transferred as soon as practicable following receipt thereof to the Account or Accounts from which the Participant’s loan was made, and (3) shall be invested in accordance with the Participant’s current designation as to the investment of contributions pursuant to Section 5.1.

12.7 Operation of Article. The provisions of this Article shall be applicable to loans granted or renewed on or after the Effective Date. Loans granted or renewed prior to the Effective Date shall be governed by the provisions of the Plan as in effect prior to the Effective Date.

XIII.

Administration of the Plan

13.1 General Administration of the Plan. The general administration of the Plan shall be vested in the Committee. For purposes of the Act, the Committee shall be the Plan “administrator” and shall be the “named fiduciary” with respect to the general administration of the Plan (except as to the investment of the assets of the Trust Fund).

13.2 Records and Procedures. The Committee shall keep appropriate records of its proceedings and the administration of the Plan and shall make available for examination during business hours to any Participant or beneficiary such records as pertain to that individual’s interest in the Plan. The Committee shall designate the person or persons who shall be authorized to sign for the Committee and, upon such designation, the signature of such person or persons shall bind the Committee.

13.3 Meetings. The Committee shall hold meetings upon such notice and at such time and place as it may from time to time determine. Notice to a member shall not be required if waived in writing by that member. A majority of the members of the Committee duly appointed shall constitute a quorum for the transaction of business. All resolutions or other actions taken by the Committee at any meeting where a quorum is present shall be by vote of a majority of those present at such meeting and entitled to vote. Resolutions may be adopted of other action taken without a meeting upon written consent signed by all of the members of the Committee.

13.4 Self-Interest of Participants. No member of the Committee shall have any right to vote or decide upon any matter relating solely to himself under the Plan or to vote in any case in which his individual right to clam any benefit under the Plan is particularly involved. In any case in which a Committee member is so disqualified to act and the remaining members cannot agree, the Directors shall appoint a temporary substitute member to exercise all the powers of the disqualified member concerning the matter in which he is disqualified.

13.5 Compensation and Bonding. The members of the Committee shall not receive compensation with respect to their services for the Committee. To the extent required by the Act or other applicable law, or required by the Company, members of the Committee shall furnish bond or security for the performance of their duties hereunder.

13.6 Committee Powers and Duties. The Committee shall supervise the administration and enforcement of the Plan according to the terms and provisions hereof and shall have all powers necessary to accomplish these purposes, including, but not by way of limitation, the right, power, authority, and duty:

(a) To make rules, regulations, and bylaws for the administration of the Plan that are not inconsistent with the terms and provisions hereof and to enforce the terms of the Plan and the rules and regulations promulgated thereunder by the Committee;

(b) To construe in its discretion all terms, provisions, conditions, and limitations of the Plan; and, in all cases, the construction necessary for the Plan to qualify under the applicable provisions of the Code shall control;

(c) To correct any defect or to supply any omission or to reconcile any inconsistency that may appear in the Plan in such manner and to such extent as it shall deem expedient in its discretion to effectuate the purposes of the Plan;

(d) To employ and compensate such accountants, attorneys, investment advisors, and other agents, employees, and independent contractors as the Committee may deem necessary or advisable for the proper and efficient administration of the Plan;

(e) To determine in its discretion all questions relating to eligibility;

(f) To make a determination in its discretion as to the right of any person to a benefit under the Plan and to prescribe procedures to be followed by distributees in obtaining benefits hereunder;

(g) To prepare, file, and distribute, in such manner as the Committee determines to be appropriate, such information and material as is required by the reporting and disclosure requirements of the Act;

(h) To furnish the Employer any information necessary for the preparation of such Employer’s tax return or other information that the Committee determines in its discretion is necessary for a legitimate purpose;

(i) To require and obtain from the Employer and the Participants any information or data that the Committee determines is necessary for the proper administration of the Plan;

(j) To instruct the Trustee as to the loans to Participants pursuant to the provisions of Article XII;

(k) To direct the Trustee pursuant to the provisions of the Trust Agreement;

(l) To appoint investment managers pursuant to Section 15.5;

(m) To receive and review reports from the Trustee and from investment managers as to the financial condition of the Trust Fund, including its receipts and disbursements;

(n) To establish or designate Investment Funds as investment options as provided in Article V; and

(o) To designate entities as participating Employers under the Plan pursuant to Article XVIII.

Any provisions of the Plan to the contrary notwithstanding, benefits under the Plan will be paid only if the Committee decides in its discretion that the applicant is entitled to them.

13.7 Employer to Supply Information. The Employer shall supply full and timely information to the Committee, including, but not limited to, information relating to each Participant’s Compensation, age, retirement, death, or other cause of termination of employment and such other pertinent facts as the Committee may require. The Employer shall advise the Trustee of such of the foregoing facts as are deemed necessary for the Trustee to carry out the Trustee’s duties under the Plan. When making a determination in connection with the Plan, the Committee shall be entitled to rely upon the aforesaid information furnished by the Employer.

13.8 Temporary Restrictions. In order to ensure an orderly transition in the transfer of assets to the Trust Fund from another trust fund maintained under the Plan or from the trust fund of a plan that is merging into the Plan or transferring assets to the Plan, the Committee may, in its discretion, temporarily prohibit or restrict withdrawals, loans, changes to contribution elections, changes of investment designation of future contributions, transfers of amounts from one Investment Fund to another Investment Fund, or such other activity as the Committee deems appropriate; provided that any such temporary cessation or restriction of such activity shall be in compliance with all applicable law.

13.9 Indemnification. The Company shall indemnify and hold harmless each member of the Committee and each Employee who is a delegate of the Committee against any and all expenses and liabilities arising out of his administrative functions or fiduciary responsibilities, including any expenses and liabilities that are caused by or result from an act or omission constituting the negligence of such individual in the performance of such functions or responsibilities, but excluding expenses and liabilities that are caused by of result from such individual’s own gross negligence or willful misconduct. Expenses against which such individual shall be indemnified hereunder shall include, without limitation, the amounts of any settlement or judgment, costs, counsel fees, and related charges reasonably incurred in connection with a claim asserted or a proceeding brought or settlement thereof.

13.10 Claims Review. The Committee shall adopt, and may change from time to time, claims procedures that are designed to conform with Section 503 of ERISA and the regulations promulgated thereunder. Such claims procedures, as in effect from time to time, shall be deemed to be incorporated herein and made a part hereof.

XIV.

Trustee and Administration of Trust Fund

14.1 Trust Agreement. As a means of administering the assets of the Plan, the Company has entered into a Trust Agreement. The administration of the assets of the Plan and the duties, obligations, and responsibilities of the Trustee shall be governed by the Trust Agreement. The Trust Agreement may be amended from time to time as the Company and the Trustee deem advisable in order to effectuate the purposes of the Plan. The Trust Agreement is incorporated herein by reference and thereby made a part of the Plan.

14.2 Payment of Expenses. All expenses incident to the administration of the Plan and Trust, including but not limited to, legal, accounting, Trustee fees, direct expenses of the Employer and the Committee in the administration of the Plan, and the cost of furnishing any bond or security required of the Committee shall be paid by the Trustee from the Trust Fund, and, until paid, shall constitute a claim against the Trust Fund which is paramount to the claims of Participants and beneficiaries; provided, however, that (a) the obligation of the Trustee to pay such expenses from the Trust Fund shall cease to exist to the extent such expenses are paid by the Employer and (b) in the event the Trustee’s compensation is to be paid, pursuant to this Section, from the Trust Fund, any individual serving as Trustee who already receives full-time pay from an Employer or an association of Employers whose employees are Participants, or from an employee organization whose members are Participants, shall not receive any additional compensation for serving as Trustee. This Section shall be deemed to be a part of any contract to provide for expenses of Plan and Trust administration, whether or not the signatory to such contract is, as a matter of convenience, the Employer.

14.3 Trust Fund Property. All income, profits, recoveries, contributions, forfeitures, and any and all moneys, securities, and properties of any kind at any time received or held by the Trustee shall be held for investment purposes as a commingled Trust Fund. The Committee shall maintain Accounts in the name of each Participant, but the maintenance of an Account designated as the Account of a Participant shall not mean that such Participant shall have a greater or lesser interest than that due him by operation of the Plan and shall not be considered as segregating any funds or property from any other funds or property contained in the commingled fund. No Participant shall have any title to any specific asset in the Trust Fund.

14.4 Distributions from Participants’ Accounts. Distributions from a Participant’s Accounts shall be made by the Trustee only if, when, and in the amount and manner directed by the Committee. Any distribution made to a Participant or for his benefit shall be debited to such Participant’s Account or Accounts. All distributions hereunder shall be made in cash except as otherwise specifically provided herein.

14.5 Payments Solely from Trust Fund. All benefits payable under the Plan shall be paid or provided for solely from the Trust Fund, and neither the Employer nor the Trustee assumes any liability or responsibility for the adequacy thereof. The Committee or the Trustee may require execution and delivery of such instruments as are deemed necessary to assure proper payment of any benefits.

14.6 No Benefits to the Employer. No part of the corpus or income of the Trust Fund shall be used for any purpose other than the exclusive purpose of providing benefits for the Participants and their beneficiaries and of defraying reasonable expenses of administering the Plan and Trust. Anything to the contrary herein notwithstanding, the Plan shall not be construed to vest any rights in the Company or in the Employer other than those specifically given hereunder.

XV.

Fiduciary Provisions

15.1 Article Controls. This Article shall control over any contrary, inconsistent or ambiguous provisions contained in the Plan.

15.2 General Allocation of Fiduciary Duties. Each fiduciary with respect to the Plan shall have only those specific powers, duties, responsibilities and obligations as are specifically given him under the Plan. The Directors shall have the sole authority to appoint and remove the Trustee. Except as otherwise specifically provided herein and in the Trust Agreement, the Committee shall have the sole responsibility for the administration of the Plan, which responsibility is specifically described herein. Except as otherwise specifically provided herein and in the Trust Agreement, the Trustee shall have the sole responsibility for the administration, investment, and management of the assets held under the Plan. It is intended under the Plan that each fiduciary shall be responsible for the proper exercise of his own powers, duties, responsibilities, and obligations hereunder arid shall not be responsible for any act or failure to act of another fiduciary except to the extent provided by law or as specifically provided herein.

15.3 Fiduciary Duty. Each fiduciary under the Plan, including, but not limited to, the Committee and the Trustee, as “named fiduciaries,” under Section 402(a)(2) of the Act, shall discharge his duties and responsibilities with respect to the Plan:

(a) Solely in the interest of the Participants, for the exclusive purpose of providing benefits to Participants and their beneficiaries and of defraying reasonable expenses of administering the Plan and Trust;

(b) With the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims;

(c) By diversifying the investments of the Plan so as to minimize the risk of large losses, unless under the circumstances it is prudent not to do so; and

(d) In accordance with the documents and instruments governing the Plan insofar as such documents and instruments are consistent with applicable law.

No fiduciary shall cause the Plan or Trust Fund to enter into a “prohibited transaction” as provided in section 4975 of the Code or section 406 of the Act.

15.4 Delegation and Allocation of Fiduciary Duties. The Committee may appoint subcommittees, individuals, or any other agents as it deems advisable and may delegate to any of such appointees any or all of the powers and duties of the Committee. Such appointment and delegation must be in writing, specifying the powers or duties being delegated, and must be accepted in writing by the delegatee. Upon such appointment, delegation, and acceptance, the delegating Committee members shall have no liability for the acts or omissions of any such delegate, as long as the delegating Committee members do not violate any fiduciary responsibility in making or continuing such delegation.

15.5 Investment Manager. The Committee may, in its sole discretion, appoint an “investment manager,” with power to select any or all of the Investment Funds available pursuant to Section 5.1 and/or with power to manage, acquire, or dispose of any asset of the Plan and to direct the Trustee in this regard, so long as:

(a) The investment manager is (1) registered as an investment adviser under the Investment Advisers Act of 1940, (2) not registered as an investment adviser under such act by reason of paragraph (1) of section 203A of such act, is registered as an investment adviser under the laws of the state (referred to in such paragraph (1)) in which it maintains its principal office and place of business, and, at the time it last filed the registration form most recently filed by it with such state in order to maintain its registration under the laws of such state, also filed a copy of such form with the Secretary of Labor, (3) a bank, as defined in the Investment Advisers Act of 1940, or (4) an insurance company qualified to do business under the laws of more than one state; and

(b) Such investment manager acknowledges in writing that he is a fiduciary with respect to the Plan.

Upon such appointment, the Committee shall not be liable for the acts of the investment manager, as long as the Committee members do not violate any fiduciary responsibility in making or continuing such appointment. The Trustee shall follow the directions of such investment manager and shall not be liable for the acts or omissions of such investment manager. The investment manager may be removed by the Committee at any time and within its sole discretion.

XVI.

Amendments

16.1 Right to Amend. Subject to Section 16.2 and any other limitations contained in the Act or the Code, the Directors or the Compensation Committee of the Company’s Board of Directors may from time to time amend, in whole or in part, any or all of the provisions of the Plan on behalf of the Company and all Employers; provided, however, that (a) any amendments to the Plan that do not have a significant cost impact on the Employer may also be made by the Committee and (b) any amendments to the Plan that do not have any cost impact on the Employer may also be made by the Chairman of the Committee. Further, but not by way of limitation, the Directors, the Compensation Committee of the Company’s Board of Directors, the Committee, or the Chairman of the Committee may make any amendment necessary to acquire and maintain a qualified status for the Plan under the Code or to maintain the Plan in compliance with applicable law, whether or not retroactive.

16.2 Limitation on Amendments. No such amendment shall allow any portion of the principal or income of the fund to be used for any purposes other than for the exclusive benefit of Participants or beneficiaries at any time prior to the satisfaction of all the liabilities under the Plan with respect to such persons. No amendment shall reduce a Participant’s Account balance on the effective date of the Plan amendment or eliminate an optional form of benefit under the Plan with respect to the Participant’s Account balance on the date of the amendment to the extent prohibited by Section 411 of the Code and related Treasury regulations. No amendment shall increase the duties or responsibilities of the Trustee unless the Trustee consents thereto in writing.

XVII.

Discontinuance of Contributions, Termination,

Partial Termination, and Merger or Consolidation

17.1 Right to Discontinue Contributions, Terminate, or Partially Terminate. The Company and the Employer has established the Plan with the bona fide intention and expectation that from year to year it will be able to, and will deem it advisable to, make its contributions as herein provided. However, the Company and the Employer realize that circumstances not now foreseen, or circumstances beyond its control, may make it either impossible or inadvisable for the Employer to continue to make its contributions to the Plan. Therefore, the Directors shall have the power to discontinue contributions to the Plan, terminate the Plan, or partially terminate the Plan at any time hereafter. Each member of the Committee and the Trustee shall be notified of such discontinuance termination, or partial termination.

17.2 Procedure in the Event of Discontinuance of Contributions, Termination, or Partial Termination.

(a) If the Plan is amended so as to permanently discontinue Employer Contributions, or if Employer Contributions are in fact permanently discontinued, the vested interest of each affected Participant shall be 100%, effective as of the date of discontinuance. In case of such discontinuance, the Committee shall remain in existence and all other provisions of the Plan that are necessary, in the opinion of the Committee, for equitable operation of the Plan shall remain in force.

(b) If the Plan is terminated or partially terminated, the vested interest of each affected Participant shall be 100%, effective as of the termination date or partial termination date, as applicable. Unless the Plan is otherwise amended prior to dissolution of the Company, the Plan shall terminate as of the date of dissolution of the Company.

(c) Upon discontinuance of contributions, termination, or partial termination, any previously, unallocated contributions and forfeitures shall be allocated among the Accounts of the Participants on such date of discontinuance, termination, or partial termination according to the provisions of Article IV. Thereafter, the net income (or net loss) shall continue to be allocated to the Accounts of the Participants until the balances of the Accounts are distributed.

17.3 Merger, Consolidation, or Transfer. This Plan and Trust Fund may not merge or consolidate with, or transfer its assets or liabilities to, any other plan, unless immediately thereafter each Participant would, in the event such other plan terminated, be entitled to a benefit which is equal to or greater than the benefit to which he would have been entitled if the Plan were terminated immediately before the merger, consolidation, or transfer.

XVIII.

Participating Employers

18.1 Participation and Designation of Other Employers.

(a) The Committee may designate any entity or organization eligible bylaw to participate in the Plan and the Trust as an Employer by written instrument delivered to the Secretary of the Company and the designated Employer. Such written instrument shall specify the effective date of such designated participation, may incorporate specific provisions relating to the operation of the Plan which apply to the designated Employer only, and shall become, as to such designated Employer and its Employees, a part of the Plan.

(b) Each designated Employer shall be conclusively presumed to have consented to its designation or participation, as applicable, and to have agreed to be bound by the terms of the Plan and any and all amendments thereto upon its submission of information to the Committee required by the terms of or with respect to the Plan or upon making a contribution to the Trust Fund pursuant to the terms of the Plan; provided, however, that the terms of the Plan may be modified so as to increase the obligations of an Employer only with the consent of such Employer, which consent shall be conclusively presumed to have been given by such Employer upon its submission of any information to the Committee required by the terms of or with respect to the Plan or upon making a contribution to the Trust Fund pursuant to the terms of the Plan following notice of such modification.

(c) The provisions of the Plan and the Trust Agreement shall apply separately and equally to each Employer and its Employees in the same manner as is expressly provided for the Company and its Employees, except that the power to appoint or otherwise affect the Committee or the Trustee and the power to amend or terminate the Plan and the Trust Agreement shall be exercised by the Directors alone (except as provided in Section 16.1).

(d) Transfer of employment among Employers shall not be considered a termination of employment hereunder.

(e) Any Employer may, by appropriate action of its Board of Directors or noncorporate counterpart that is communicated in writing to the Secretary of the Company and to the Committee, terminate its participation in the Plan and the Trust. Moreover, the Committee may, in its discretion, terminate an Employer’s Plan and Trust participation at any time by written instrument delivered to the Secretary of the Company and the designated Employer.

18.2 Single Plan. For purposes of the Code and the Act, the Plan as adopted by the Employers shall constitute a single plan rather than a separate plan of each Employer. All assets in the Trust Fund shall be available to pay benefits to all Participants and their beneficiaries.

XIX.

Miscellaneous Provisions

19.1 Not Contract of Employment. The adoption and maintenance of the Plan shall not be deemed to be a contract between the Employer and any person or to be consideration for the employment of any person. Nothing herein contained shall be deemed to give any person the right to be retained in the employ of the Employer or to restrict the right of the Employer to discharge any person at any time nor shall the Plan be deemed to give the Employer the right to require any person to remain in the employ of the Employer or to restrict any person’s right to terminate his employment at any time.

19.2 Alienation of Interest Forbidden. Except as otherwise provided with respect to “qualified domestic relations orders” and certain judgments and settlements pursuant to section 206(d) of the Act and sections 401(a)(13) and 414(p) of the Code and except as otherwise provided under other applicable law, no right or interest of any kind in any benefit shall be transferable or assignable by any Participant or any beneficiary or be subject to anticipation, adjustment, alienation, encumbrance, garnishment, attachment; execution, or levy of any kind. Plan provisions to the contrary notwithstanding, the Committee shall comply with the terms and provisions of any “qualified domestic relations order,” including an order that requires distributions to an alternate payee prior to a Participant’s “earliest retirement age” as such term is defined in section 206(d)(3)(E)(ii) of the Act and section 414(p)(4)(B) of the Code, and shall establish appropriate procedures to effect the same.

19.3 Uniformed Services, Employment and Reemployment Rights Act Requirements. Notwithstanding any provision of the Plan to the contrary, contributions, benefits, and service credit with respect to qualified military service will be provided in accordance with section 414(u) of the Code.

19.4 Payments to Minors and Incompetents. If a Participant or beneficiary entitled to receive a benefit under the Plan; is a minor or is determined by the Committee in its discretion to be incompetent or is adjudged by a court of competent jurisdiction to be legally incapable of giving valid receipt and discharge for a benefit provided under the Plan, the Committee may pay such benefit to the duly appointed guardian or conservator of such Participant or beneficiary for the account of such Participant or beneficiary. If no guardian or conservator has been appointed for such Participant or beneficiary, the Committee may pay such benefit to any third party who is determined by the Committee, in its sole discretion, to be authorized to receive such benefit for the account of such Participant or beneficiary. Such payment shall operate as a full discharge of all liabilities and obligations of the Committee, the Trustee, the Employer, and any fiduciary of the Plan with respect to such benefit.

19.5 Acquisition and Holding of Company Stock. The Plan is specifically authorized to acquire and hold up to 100% of its assets in Company Stock so long as Company Stock is a “qualifying employer security,” as such term is defined in Section 407(d)(5) of the Act.

19.6 Power of Attorney Designations. In accordance with the procedures established by the Committee, a Participant may grant any individual a “Power of Attorney” to exercise, on behalf of such Participant, any investment designation or conversion rights available to such Participant under the Plan with respect to such Participant’s Accounts.

19.7 Participant’s and Beneficiary’s Address. It shall be the affirmative duty of each Participant to inform the Committee of, and to keep on file with the Committee, his current mailing address and the current mailing address of his designated beneficiary. If a Participant fails to keep the Committee informed of his current mailing address and the current mailing address of his designated beneficiary, neither the Committee, the Trustee, the Company, the Employer, nor any fiduciary under the Plan shall be responsible for any late or lost payment of a benefit or for failure of any notice to be provided timely, under the terms of the Plan.

19.8 Incorrect Information, Fraud, Concealment, or Error. Any contrary provisions of the Plan notwithstanding, if, because of a human or systems error, or because of incorrect information provided by or correct information failed to be provided by, fraud, misrepresentation, or concealment of any relevant fact (as determined by the Committee) by any person the Plan enrolls any individual, pays benefits under the Plan, incurs a liability or makes any overpayment or erroneous payment, the Plan shall be entitled to recover from such person the benefit paid or the liability incurred, together with all expenses incidental to or necessary for such recovery.

19.9 Severability. If any provision of this Plan shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining provisions hereof; instead, each provision shall be fully severable and the Plan shall be construed and enforced as if said illegal or invalid provision had never been included herein.

19.10 Jurisdiction. The situs of the Plan is Texas. All provisions of the Plan shall be construed in accordance with the laws of Texas except to the extent preempted by federal law.

XX.

Top-Heavy Status

20.1 Article Controls. Any Plan provisions to the contrary notwithstanding, the provisions of this Article shall control to the extent required to cause the Plan to comply with the requirements imposed under section 416 of the Code.

20.2 Definitions. For purposes of this Article, the following terms and phrases shall have these respective meanings:

(a) Account Balance: As of any Valuation Date, the aggregate amount credited to an individual’s account or accounts under a qualified defined contribution plan maintained by the Employer or a Controlled Entity (excluding employee contributions that were deductible within the meaning of section 219 of the Code and rollover or transfer contributions made after December 31, 1983, by or on behalf of such individual to such plan from another qualified plan sponsored by an entity other than the Employer or a Controlled Entity), increased by (1) the aggregate distributions made to such individual from such plan (including a terminated plan which, had it not been terminated, would have been aggregated with the Plan under section 416(g)(2)(A)(i) of the Code) during a one-year period (or, in the case of a distribution made for a reason other than separation from service, death or disability, a five-year period) ending on the Determination Date and (2) the amount of any contributions due as of the Determination Date immediately following such Valuation Date.

(b) Accrued Benefit: As of any Valuation Date, the present value (computed on the basis of the Assumptions) of the cumulative accrued benefit (excluding the portion thereof that is attributable to employee contributions that were deductible pursuant to section 219 of the Code, to rollover or transfer contributions made after December 31, 1983, by or on behalf of such individual to such plan from another qualified plan sponsored by an entity other than the Employer or a Controlled Entity, to proportional subsidies or to ancillary benefits) of an individual under a qualified defined benefit plan maintained by the Employer or a Controlled Entity increased by (1) the aggregate distributions made to such individual from such plan (including a terminated plan which, had it not been terminated, would have been aggregated with the Plan under section 416(g)(2)(A)(i) of the Code) during a one-year period (or, in the case of a distribution made for a reason other than separation from service, death or disability, a five-year period) ending on the Determination Date and (2) the estimated benefit accrued by such individual between such Valuation Date and the Determination Date immediately following such Valuation Date. Solely for the purpose of determining top-heavy status, the Accrued Benefit of an individual shall be determined under (1) the method, if any, that uniformly applies for accrual purposes under all qualified defined benefit plans maintained by the Employer and the Controlled Entities or (2) if there is no such method, as if such benefit accrued not more rapidly than under the slowest accrual rate permitted under section 411(b)(1)(C) of the Code.

(c) Aggregation Group: The group of qualified plans maintained by the Employer and each Controlled Entity consisting of (1) each plan in which a Key Employee participates and each other plan that enables a plan in which a Key Employee participates to meet the requirements of section 401(a)(4) or 410 of the Code or (2) each plan in which a Key Employee participates, each other plan that enables a plan in which a Key Employee participates to meet the requirements of section 401(a)(4) or 410 of the Code and any other plan that the Employer elects to include as a part of such group; provided, however, that the Employer may elect to include a plan in such group only if the group will continue to meet the requirements of sections 401(a)(4) and 410 of the Code with such plan being taken into account.

(d) Assumptions: The interest rate and mortality assumptions specified for top-heavy status determination purposes in any defined benefit plan included in the Aggregation Group which includes the Plan.

(e) Determination Date: For the first Plan Year of any plan, the last day of such Plan Year and for each subsequent Plan Year of such plan, the last day of the preceding Plan Year.

(f) Key Employee: A “key employee” as defined in section 416(i) of the Code and the Treasury regulations thereunder.

(g) Plan Year: With respect to any plan, the annual accounting period used by such plan for annual reporting purposes.

(h) Remuneration: 415 Compensation as defined in Section 4.4.

(i) Valuation Date: With respect to any Plan Year of any defined contribution plan, the most recent date within the twelve-month period ending on a Determination Date as of which the trust fund established under such plan was valued and the net income (or loss) thereof allocated to Participants’ accounts. With respect to any Plan Year of any defined benefit plan, the most recent date within a twelve-month period ending on a Determination Date as of which the plan assets were valued for purposes of computing plan costs for purposes of the requirements imposed under section 412 of the Code.

20.3 Top-Heavy Status.

(a) The Plan shall be deemed to be top heavy for a Plan Year if, as of the Determination Date for such Plan Year, (1) the sum of Account Balances of Participants who are Key Employees exceeds 60% of the sum of Account Balances of all Participants unless an Aggregation Group including the Plan is not top-heavy or (2) an Aggregation Group including the Plan is top-heavy. An Aggregation Group shall be deemed to be top-heavy as of a Determination Date if the sum (computed in accordance with section 416(g)(2)(B) of the Code and the Treasury regulations promulgated thereunder) of (1) the Account Balances of Key Employees under all defined contribution plans included in the Aggregation Group and (2) the Accrued Benefits of Key Employees under all defined benefit plans included in the Aggregation Group exceeds 60% of the sum of the Account Balances and the Accrued Benefits of all individuals under such plans. Notwithstanding the foregoing, the Account Balances and Accrued Benefits of individuals who are not Key Employees in any Plan Year but who were Key Employees in any prior Plan Year shall not be considered in determining the top-heavy status of the Plan for such Plan Year. Further, notwithstanding the foregoing, the Account Balances and Accrued Benefits of individuals who have not performed services for the Employer or any Controlled Entity at any time during the one-year period ending on the applicable Determination Date shall not be considered.

(b) If the Plan is determined to be top-heavy for a Plan Year, the Employer shall contribute to the Plan for such Plan Year on behalf of each Participant who is not a Key Employee and who has not terminated his employment as of the last day of such Plan Year an amount equal to:

(1) The lesser of (A) 3% of such Participant’s Remuneration for such Plan Year or (B) a percent of such Participant’s Remuneration for such Plan Year equal to the greatest percent determined by dividing for each Key Employee the amounts allocated to such Key Employee’s Before-Tax Account and Employer Contribution Account for such Plan Year by such Key Employee’s Remuneration; reduced by

(2) The amount of Employer Matching Contributions and Employer Safe Harbor Contributions allocated to such Participant’s Accounts for such Plan Year.

(c) The minimum contribution required to be made for a Plan Year pursuant to this Section for a Participant employed on the last day of such Plan Year shall be made regardless of whether such Participant is otherwise ineligible to receive an allocation of the Employer’s contributions for such Plan Year. The minimum contribution required to be made pursuant to this Section shall also be made for an Eligible Employee who is not a Key Employee and who is excluded from participation in the Plan solely because of failing to make Before-Tax Contributions.

(d) Notwithstanding the foregoing, no contribution shall be made pursuant to this Section for a Plan Year with respect to a Participant who is a participant in another defined contribution plan sponsored by the Employer or a Controlled Entity if such Participant receives under such other defined contribution plan (for the plan year of such plan ending with or within the Plan Year of the Plan) a contribution which is equal to or greater than the minimum contribution required by section 416(c)(2) of the Code.

(e) Notwithstanding the foregoing, no contribution shall be made pursuant to this Section for a Plan Year with respect to a Participant who is a participant in a defined benefit plan sponsored by the Employer or a Controlled Entity if such Participant accrues under such defined benefit plan (for the plan year of such plan ending with or within the Plan Year of this Plan) a benefit that is at least equal to the benefit described in section 416(c)(1) of the Code. If the preceding sentence is not applicable, the requirements of this Paragraph shall be met by providing a minimum benefit under such defined benefit plan which, when considered with the benefit provided under the Plan as an offset, is at least equal to the benefit described in section 416(c)(1) of the Code.

20.4 Termination of Top Heavy Status. If the Plan has been deemed to be top-heavy for one or more Plan Years and thereafter ceases to be top-heavy, the provisions of this Article shall cease to apply to the Plan effective as of the Determination Date on which it is determined no longer to be top-heavy.

20.5 Effect of Article. Notwithstanding anything contained herein to the contrary, the provisions of this Article shall automatically become inoperative and of no effect to the extent not required by the Code or the Act.

EXECUTED this 24th day of December, 2003, effective January 1, 2004.

DYNEGY NORTHEAST GENERATION, INC.

By:	/s/ TERESA L. NAYLOR

Name: Teresa L. Naylor Title: V.P. Human Resources Services